UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Sirius XM Holdings Inc.

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Dear Fellow Stockholders:

While this annual report covers the highlights of SiriusXM’s performance in 2019, I want to start by addressing the global health crisis that is impacting every part of our lives in 2020 and share with you the ways in which our employees have been working to address this situation in recent months.

Like many others, the coronavirus has brought significant challenges to our business, and we do not yet know how it will affect our 2020 results. What I can tell you today is that the resilience and creativity of our employees during this difficult time has been remarkable. Our audio service and related businesses are strong and we are continuing to deliver the best content in audio entertainment across our SiriusXM and Pandora platforms. Our channels and services, which have the power to both entertain and inform, have never been more valuable to people who use them every day.

I could not be prouder to be leading this team as we work together to provide a sense of community for millions of listeners in North America at a time when they need it most.

Looking Back: 2019 At a Glance

In 2019, SiriusXM further established its position as the leader in audio entertainment in North America. We completed our acquisition of Pandora, expanded relationships with major media talent and brands, and continued to deliver a growing base of paid subscribers and ad-supported listeners. We have unmatched content, a powerful high-margin subscription business, deep and long-term commitments from automakers, and a growing distribution of SiriusXM services and content, in both audio and video form, that reach well beyond the car.

Today, we have more more scale, resources and flexibility than ever before. And we are using this unmatched firepower to execute on our strategy – by investing in our brands, content, product and expanded distribution, both in and out of the car.

In 2019, our subscriber base achieved record levels and continued to grow. We achieved record revenues and EBITDA, while driving significant free cash flow and returning capital to stockholders. Highlights of the year include:

Reaching more subscribers at SiriusXM than ever before	Exceeding guidance across the board In 2019, we achieved:		Returning capital to shareholders

30M SUBSCRIBERS at year end with lowest churn rate since 2007	$7.9B RECORD PRO FORMA REVENUES	$2.4B RECORD ADJUSTED EBITDA	~$2.4B DISTRIBUTED to stockholders through repurchases and dividends in 2019 Returning capital through our growing dividend and share repurchase program remains a priority as we move forward.
10th CONSECUTIVE YEAR of one million-plus net-subscriber additions	$1.6B FREE CASH FLOW	1.1M SIRIUSXM SELF-PAY NET SUBSCRIBER ADDITIONS

Letter From Our CEO Jim Meyer

Creating an Unparalleled Platform with Pandora

We closed the acquisition of Pandora in February 2019 and have been working tirelessly to integrate the personnel and services of Pandora with SiriusXM, leveraging both organizations’ complementary strengths to create a best-in-class audio experience for our customers.

Our suite of services is unmatched and specifically designed to appeal to listeners and subscribers. Together, our businesses are a powerful platform for labels to break new artists.

Importantly, the acquisition has broadened our skillset at SiriusXM and represents a key step forward in our efforts to grow outside the car. Pandora expands our reach into ad-based audio entertainment with an improved content and consumer product set, leading ad technology and a best-in-class off-platform solution for other audio publishers.

Pandora also benefits from SiriusXM’s differentiated content offering, proven retention expertise, cross-promotion from our active and inactive user base and a vastly enhanced in-vehicle experience.

We are moving very quickly at Pandora. We have already achieved significant cost efficiencies and accelerated the pace of product innovation. Pandora is now contributing to EBITDA. Through enhanced engagement, and more efficient data-driven performance marketing linked to our content recommendation engine, Pandora makes it easy for users to discover more new content by updating the For You feed and launching Modes. We also added more content to Pandora from SiriusXM. There is more work to do to realize Pandora’s potential, but we are making important progress.

Reimagining What is Possible with the Best Content in Audio

Superior exclusive content with vibrant programming beyond what regular radio can deliver, great curation and depth continues to be what sets SiriusXM apart.

In 2019, we continued to extend key deals at SiriusXM and positioned both of our brands with new content tailored to their specific listener bases. We opened our new SiriusXM Hollywood studio complex in Los Angeles. We also entered new agreements, launched new channels, held special concerts and expanded our number of live broadcast events.

Our ability to attract megastars and brands with huge built-in fan bases in 2019 reflected the power of our expanded platforms. We will continue to collaborate with artists, entertainers and athletes as we continue to drive demand and brand relevance across SiriusXM and Pandora. And while we have the best content available in media, we will never stop working to add new content, enhance our stations, shows and hosts and improve listener engagement.

$1.2B

PRO FORMA
ADVERTISING REVENUE
up 10% and the highest level
in Pandora’s history

6.2M

SELF-PAY SUBSCRIBERS

251,000 net additions in 2019

63.5M

LISTENERS

Total listeners

While Monthly Active Users and ad supported listener hours decreased, we believe that our investments in content, product, marketing and distribution are the right moves to improve performance at Pandora.

Letter From Our CEO Jim Meyer

Our programming highlights from the year include:

Music	Establishing a creative collaboration with platinum selling recording artist Drake for a dedicated channel, curated music, and future collaborations for both SiriusXM and Pandora.

Collaborating with iconic rock band U2 to create U2X RADIO, including a dedicated SiriusXM channel and exclusive content.

Teaming up with Lebron James’ and Maverick Carter’s UNINTERRUPTED to bring exclusive athlete-curated music playlists to Pandora.

Hosting Lady Gaga’s once-in-a-lifetime show for SiriusXM subscribers and Pandora listeners at Harlem’s Apollo Theater.

Hosting superstars in live performances, such as Taylor Swift’s performance at our SiriusXM Studios on the day the star’s new album was released, and Billy Joel in Miami Beach for Billy Joel: An Evening of Questions and Answers, an exclusive event for SiriusXM subscribers.

Entertainment	Launching a multi-year programming agreement with Marvel to provide exclusive podcasts, including scripted and unscripted series, live events, and more.
Launching the fulltime SiriusXM comedy channel Netflix Is A Joke Radio, the first Netflix branded property off its streaming platform.
Expanding our relationship with comic superstar Kevin Hart, doubling the time and number of shows he is doing for us on his exclusive Laugh Out Loud SiriusXM channel.

Sports	Offering extensive coverage of the NFL, NBA, MLB and NHL, NASCAR, golf, college sports, combat sports and beyond on more than a dozen dedicated sports channels.
Signing multi-year extensions with two marquee sports personalities – sports talk radio icon Christopher “Mad Dog” Russo, and legendary basketball coach Mike Krzyzewski – to ensure our audience continues to get the best, most unique sports talk in media.

Building on our Leading In-Vehicle Position

Auto sales were robust in 2019. With an enabled fleet size of nearly 126 million at the end of 2019, we expect to reach an approximately 80% overall penetration in new light vehicles. Automakers continue to recognize the value of SiriusXM and Pandora, and we expect our enabled fleet size to expand to more than 220 million in the next decade.

Growing new car penetration also ultimately extends our used car business, where we continue to make investments in technology and field teams, the essential human capital that is so important in this sales channel.

Letter From Our CEO Jim Meyer

We are accelerating the rollout of our 360L radios, our hybrid satellite streaming solution. 360L is the future of SiriusXM’s platform in the car. In 2019, we announced significant expansions of 360L with GM and Nissan. All of our automakers are moving to full adoption of our 360L solution. And over time, we even expect the 360L rollout to significantly benefit Pandora by introducing a better native environment within the vehicle.

Ultimately, car buyers continue to love SiriusXM and automakers continue to bet on SiriusXM for the long haul. As a result, the SiriusXM core vehicle business has many years to grow.

Growing Outside the Car

We are making game-changing progress driving new sources of growth out of the car. Our key initiatives in 2019 included:

•	Entering a new distribution agreement with Google that makes SiriusXM available on Google Assistant and Google Nest smart speaker devices.

•	Improving the SiriusXM app with new features, such as Stations Powered by Pandora for music channel personalization, a better interface, more channels, and an expanding video offering.

•	Introducing more than 100 new Xtra music channels, available online.

•	Making streaming available at no extra charge for the vast majority of our SiriusXM subscribers and creating new streaming-only plans for consumers and students. SiriusXM is now easily available in the home and on the go. And we believe this is a framework for continued growth.

Looking Ahead

We believe we have the best business model in audio entertainment, and we are confident it will provide us financial flexibility to continue investing aggressively in our business.

As we move forward, our industry leading team of SiriusXM employees, including our colleagues from Pandora that we welcomed in 2019, will continue to drive our success during this unprecedented time. Their creativity and commitment to innovation is what enables us to provide subscribers and listeners the best content and programming across the audio entertainment industry.

I look forward to updating you throughout 2020. Thank you for your investment in SiriusXM.

Sincerely,

James E. Meyer

Chief Executive Officer, SiriusXM

Notice of 2020

Annual Meeting of Stockholders

Time and Date:	8:30 a.m. EDT, on Thursday, June 4, 2020
Virtual Meeting:	This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2020.
Items of Business:	1.	To elect the thirteen director nominees listed herein;

	2.	To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers;

	3.	To ratify the appointment of KPMG LLP as our independent registered public accountants for 2020; and

	4.	To transact any other business properly coming before the annual meeting and any adjournments or postponements thereof.

Who may Vote:	Stockholders of record at the close of business on April 9, 2020. A list of these stockholders will be made available to stockholders during the meeting at: www.virtualshareholdermeeting.com/SIRI2020.

Important Notice Regarding the Date of Availability of Proxy Materials for the Stockholder Meeting to be Held on Thursday, June 4, 2020:	We are pleased to be using the Securities and Exchange Commission’s rules that allow companies to furnish proxy materials to their stockholders over the Internet. In accordance with these rules, a Notice of Internet Availability of Proxy Materials (Notice) and Proxy Statement were first sent or made available on or about April 21, 2020 to stockholders of record at the close of business on April 9, 2020. The Notice contains instructions on how to access our proxy statement and annual report for the fiscal year ended December 31, 2019 over the Internet and how to vote.

Whether or not you expect to attend the virtual meeting, we urge you to vote your shares over the Internet, by phone, or by signing, dating, and returning a proxy card at your earliest convenience.

Voting over the Internet or by telephone is fast and convenient, and your vote is immediately confirmed and tabulated. By using the Internet or telephone, you help us reduce postage, printing and proxy tabulation costs.

By Order of the Board of Directors,

PATRICK L. DONNELLY

Executive Vice President, General Counsel and Secretary

New York, New York
April 21, 2020

Proxy Statement Summary

2020 Annual Meeting of Stockholders

WHEN	ITEMS OF BUSINESS
8:30 a.m. EDT, on Thursday, June 4, 2020	1.	Election of directors—To elect Joan L. Amble, George W. Bodenheimer, Mark D. Carleton, Eddy W. Hartenstein, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, James F. Mooney, Michael Rapino, Kristina M. Salen, Carl E. Vogel and David M. Zaslav.

VIRTUAL MEETING	2.	Approval of executive compensation—To approve, in a non-binding, advisory vote, the compensation paid to our named executive officers.
This year’s meeting can be accessed virtually at www.virtualshareholdermeeting.com/SIRI2020

RECORD DATE	3.	Ratification of independent accountants—To ratify the appointment of KPMG LLP as our independent registered public accountants for 2020.
April 9, 2020

	Such other business as may properly come before the annual meeting.

	WHO MAY VOTE
	Holders of SIRI shares at the close of business on April 9, 2020.

PROXY VOTING

Stockholders of record on the record date are entitled to vote by proxy before the meeting in the following ways:

By calling 1-800-690-6903 (toll free) in the United States or Canada	Online at www.proxyvote.com	By returning a properly completed, signed and dated proxy card

Annual Meeting Agenda and Voting Recommendations

Proposal	Voting Recommendation	Page Reference (for more detail)
Election of directors	FOR EACH NOMINEE	6-19

Approval of executive compensation	FOR	57

Ratification of independent accountants	FOR	58

1221 Avenue of the Americas
35th Floor

New York, New York 10020

Proxy Statement

This proxy statement contains information related to the annual meeting of stockholders of Sirius XM Holdings Inc. (the “Company,” “SiriusXM,” “we,” “us” or “our”) to be held virtually on Thursday, June 4, 2020, beginning at 8:30 a.m. EDT, at www.virtualshareholdermeeting.com/SIRI2020, and at any adjournments or postponements thereof. This proxy statement is first being distributed or made available, as the case may be, to stockholders on or about April 21, 2020.

About the Meeting

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

At our annual meeting, stockholders will act upon the following matters outlined in the Notice of 2020 Annual Meeting of Stockholders, including:

•	Item 1—the election of thirteen director nominees to our board (Joan L. Amble, George W. Bodenheimer, Mark D. Carleton, Eddy W. Hartenstein, James P. Holden, Gregory B. Maffei, Evan D. Malone, James E. Meyer, James F. Mooney, Michael Rapino, Kristina M. Salen, Carl E. Vogel and David M. Zaslav);

•	Item 2—to approve, in a non-binding, advisory vote, the compensation paid to our named executive officers;

•	Item 3—the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2020; and

•	such other business that may properly be conducted at the annual meeting or any adjournments or postponements thereof.

At the annual meeting, management will also report on our performance and respond to appropriate questions from stockholders. On April 9, 2020 (the “Record Date”), 4,378,596,200 shares of our common stock were outstanding.

WHAT ARE THE VOTING RIGHTS OF THE HOLDERS OF OUR COMMON STOCK?

Each holder of our common stock is entitled to one vote per share of common stock on all matters to be acted upon at the annual meeting.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

Assuming the presence of a quorum, the directors will be elected by the holders of a plurality of the voting power of our common stock present in person or represented by proxy and entitled to vote. This means that the thirteen director nominees who receive the most votes cast by the holders of shares of our common stock will be elected. You may vote “For” or

“Withhold” with respect to each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from whom they are withheld. Votes that are withheld and broker non-votes (as described below) will not have any effect on the outcome of the election of the directors because directors are elected by plurality voting, but votes that are withheld and broker non-votes will be counted for the purpose of determining whether a quorum is present at the annual meeting.

The affirmative vote of the holders of a majority of the voting power of our common stock, present in person or represented by proxy, and entitled to vote on the matter is required for Item 2 (the approval of, in a non-

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PROXY STATEMENT • ABOUT THE MEETING

binding, advisory vote, the compensation paid to our named executive officers) and Item 3 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2020). You may vote “For,” “Against” or “Abstain” with respect to Items 2 and 3. For Items 2 and 3, an “Abstain” vote will have the same effect as a vote against the proposal, and broker non-votes will have no effect on the outcome of these proposals. There will be no broker non-votes with respect to Item 3, as brokers may vote shares with respect to this proposal in the absence of client instructions. Items 2 and 3 are not binding on our board of directors or the Company.

WHEN WILL VOTING RESULTS BE AVAILABLE?

We will announce preliminary voting results at the annual meeting. We will report final results in a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting.

WHY IS THE ANNUAL MEETING BEING WEBCAST ONLINE?

Due to the impact of the coronavirus (COVID-19) crisis and to support the health and well-being of our stockholders and other participants at the annual meeting, this year the annual meeting will be a virtual meeting of stockholders held via a live audio webcast. The virtual meeting will provide the same rights and advantages as a physical meeting. Stockholders will be able to present questions online during the meeting through www.virtualshareholdermeeting.com/SIRI2020, providing our stockholders with the opportunity for meaningful engagement with the Company. In addition, stockholders will be permitted to submit a question in advance of the meeting at www.proxyvote.com after logging in with your 16-digit Control Number.

HOW DO I PARTICIPATE IN THE VIRTUAL MEETING?

Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by live audio webcast. No physical in-person meeting will be held.

The online meeting will begin promptly at 8:30 a.m. EDT. We encourage you to access the meeting prior to the start time leaving ample time for the check in. To participate in the meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials. You may access the annual meeting online, vote and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/SIRI2020. Stockholders will be able to submit questions during the meeting by [typing in your question into the “ask a question” box on the meeting page]. If you lose your 16-digit Control Number, you may join the annual meeting as a “guest” but you will not be able to vote, ask questions or access the list of stockholders as of the close of business on the Record Date.

WILL I BE ABLE TO PARTICIPATE IN THE VIRTUAL MEETING ON THE SAME BASIS AS I WOULD BE ABLE TO PARTICIPATE IN A LIVE MEETING?

The virtual meeting format for the annual meeting will enable full and equal participation by all of our stockholders from any place in the world at little to no cost. We believe that holding the annual meeting online will help support the health and well-being of our stockholders and other participants at the annual meeting as we navigate the COVID-19 crisis.

The format of the virtual meeting has been designed to ensure that our stockholders who attend our annual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting and to enhance stockholder access, participation and communication through online tools. We will take the following steps to ensure such an experience:

•	providing stockholders with the ability to submit appropriate questions in advance of the meeting to ensure thoughtful responses;

•	providing stockholders with the ability to submit appropriate questions real-time via the meeting website, limiting questions to one per stockholder unless time otherwise permits; and

•	answering as many questions submitted in accordance with the meeting rules of conduct as possible in the time allotted for the meeting without discrimination.

Questions pertinent to meeting matters will be answered during the meeting, subject to time constraints. Questions regarding personal matters, including those related to employment or service issues, are not pertinent to meeting matters and therefore will not be answered.

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PROXY STATEMENT • ABOUT THE MEETING

WHAT IF DURING THE CHECK-IN TIME OR DURING THE MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

Should you require technical assistance, support will be available by dialing 1-800-449-0991 (U.S.) or 1-720-378-5962 (International) during the meeting; these telephone numbers will also be displayed on the meeting webpage. If there are any technical issues in convening or hosting the meeting, we will promptly post information to our website, including information on when the meeting will be reconvened.

WHAT CONSTITUTES A QUORUM?

The presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the issued and outstanding shares of our common stock entitled to vote at the annual meeting is necessary to constitute a quorum to transact business at the annual meeting. If a quorum is not present or represented at the annual meeting, the stockholders entitled to vote, present in person or represented by proxy, may adjourn the annual meeting from time to time without notice or other announcement until a quorum is present or represented. Your shares will be counted towards the quorum if you vote by mail, by telephone or through the Internet (either before or during the annual meeting). Abstentions and shares represented by broker non-votes that are present and entitled to vote are also counted as present for purposes of determining a quorum.

WHAT IS A BROKER NON-VOTE?

A broker non-vote occurs if you hold shares in “street name” (that is, your shares are held on your behalf by a bank, broker or other nominee) and do not provide voting instructions to your broker on a proposal and your broker does not have the discretionary authority to vote on such proposal. A broker is entitled to vote shares held for a beneficial holder on routine matters, such as Item 3 (the ratification of the appointment of KPMG LLP as our independent registered public accountants for 2020), without instructions from the beneficial holder of those shares. On the other hand, absent instructions from the beneficial holders of such shares, a broker will not be entitled to vote shares held for a beneficial holder on non-routine items, such as Item 1 (the election of directors) and Item 2 (the approval, in a non-binding, advisory vote, of the compensation paid to our named executive officers).

It is therefore important that you provide instructions to your broker if your shares are held by a broker so that your votes are counted.

Broker non-votes that are present and entitled to vote will be counted for purposes of determining whether a quorum is present to hold the annual meeting.

WHAT IF I DON’T VOTE ELECTRONICALLY OR RETURN MY PROXY CARD AND DON’T ATTEND THE ANNUAL MEETING?

If you are a holder of record (that is, your shares are registered in your own name with our transfer agent) and you don’t vote your shares, your shares will not be voted.

If you are a beneficial owner (that is, you hold your shares through your broker, bank or other nominee) and you do not provide voting instructions to your broker, bank or other nominee with respect to Item 1 (the election of directors) or Item 2 (the approval of, in a non-binding, advisory vote, the compensation paid to our named executive officers), and your broker, bank or other nominee exercises discretionary authority to vote on Item 3 (the ratification of the appointment of KPMG as our independent registered public accountant for 2020), then the missing votes for Items 1 and 2 will be considered “broker non-votes” and will not be counted in determining the outcome of the vote on these Items.

HOW DO I VOTE PRIOR TO THE MEETING?

Stockholders of record can vote before the meeting as follows:

By Internet: Stockholders may vote over the Internet at www.proxyvote.com by following the instructions included on your Notice. You will need the 16-digit Control Number included on the Notice to obtain your records and to create an electronic voting instruction form.

By Telephone: Stockholders may vote by telephone at 1-800-690-6903 by following the instructions included with your Notice. You will need the 16-digit Control Number included on your Notice in order to vote by telephone.

By Mail: Stockholders may request a proxy card from us by following the instructions on your Notice. When you receive the proxy card, mark your selections on the

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proxy card. Date and sign your name exactly as it appears on your proxy card. Mail the proxy card in the enclosed postage-paid envelope provided to you.

If your shares are held in “street name,” you must submit voting instructions to your bank, broker or other nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to information provided by your bank, broker or other nominee on how to submit voting instructions.

The deadline for voting by telephone or electronically before the meeting is 5:00 p.m. EDT, on Wednesday, June 3, 2020. Mailed proxy cards with respect to shares held of record must be received by us no later than Tuesday, June 2, 2020.

HOW DO I VOTE DURING THE MEETING?

We will be hosting the annual meeting live online. You can participate in the annual meeting live online at www.virtualshareholdermeeting.com/SIRI2020. The webcast will start at 8:30 a.m. EDT. Stockholders may vote and submit questions while attending the meeting online. You will need the 16-digit Control Number included on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials in order to be able to vote and submit questions during the meeting.

Even if you plan to participate in the online meeting, we recommend that you also submit your proxy or voting instructions prior to the meeting as described above so that your vote will be counted if you later decide not to participate in the online meeting. Only your latest executed vote will count.

WHAT IS HOUSEHOLDING?

As permitted by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), only one copy of this proxy statement and annual report or Notice is being delivered to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies of our proxy statement. This is known as householding.

We will promptly deliver, upon oral or written request, a separate copy of this proxy statement or Notice and annual report to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies for this year’s or future years’ proxy materials should be directed to: Sirius XM Holdings Inc., Attention: Corporate Secretary, 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Requests can also be made by telephone by calling (212) 584-5100.

Stockholders of record residing at the same address and currently receiving multiple copies of this proxy statement may contact our Corporate Secretary (in writing or by phone at the contact information indicated above) to request that only a single copy of our proxy statement be mailed in the future.

HOW CAN I OBTAIN A PRINTED COPY OF THE PROXY MATERIALS?

To receive, free of charge, a separate copy of the Notice and, if applicable, this proxy statement and our annual report, stockholders may write or call us at:

Investor Relations
Sirius XM Holdings Inc.

1221 Avenue of the Americas
35th Floor

New York, New York 10020
(212) 584-5100

CAN I CHANGE MY VOTE OR REVOKE MY PROXY?

Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before your shares are voted at the annual meeting by:

•	Notifying our Corporate Secretary in writing at Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020 that you are revoking your proxy;

•	Executing and delivering a later-dated proxy card or submitting a later-dated vote by telephone or the Internet; or

•	Attending the virtual meeting, revoking your proxy and voting online.

If you hold your shares in “street name,” you may submit new voting instructions by contacting your bank, broker or other nominee. To change your vote or revoke your proxy during the annual meeting, you must have your 16-digit Control Number that is shown on your Notice or, if you received a printed copy of the proxy materials, on your proxy card or the instructions that accompanied your proxy materials.

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PROXY STATEMENT • ABOUT THE MEETING

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as inspector of elections.

WHAT IS A PROXY?

A proxy is a person you appoint to vote on your behalf. We are soliciting your vote so that all shares of our common stock may be voted at the annual meeting.

WHOM AM I DESIGNATING AS MY PROXY?

If you vote by Internet, telephone or mail as indicated in this proxy statement, you will be designating Patrick L. Donnelly, our Executive Vice President, General Counsel and Secretary, and Ruth A. Ziegler, our Senior Vice President and Deputy General Counsel, as your proxies. However, you may appoint a person (who need not be a stockholder) other than Patrick L. Donnelly and Ruth A. Ziegler to vote on your behalf at the meeting by completing another proper proxy.

HOW WILL MY PROXY VOTE MY SHARES?

Your proxy will vote your shares according to your instructions. If you complete your proxy card but do not indicate how you would like your shares voted, your proxy will vote in accordance with the recommendation of our board of directors.

WHO IS SOLICITING MY PROXY, AND WHO WILL PAY FOR THE COSTS OF THE SOLICITATION?

SiriusXM is soliciting your proxy. The cost of soliciting proxies will be borne by SiriusXM, which has engaged MacKenzie Partners, Inc. to assist in the distribution and solicitation of proxies. We have agreed to pay MacKenzie $10,000 and reimburse the firm for its reasonable out-of-pocket expenses. We will also reimburse brokerage firms, banks and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. Our directors, officers and employees may solicit proxies on our behalf by telephone or in writing but will receive no additional compensation for their services.

WHEN, AND HOW, DO I SUBMIT A PROPOSAL FOR NEXT YEAR’S ANNUAL MEETING OF STOCKHOLDERS?

Under the SEC’s rules and regulations, any stockholder desiring to submit a proposal to be included in our 2021 proxy statement must submit such proposal to us in writing at our principal executive offices located at: 1221 Avenue of the Americas, 35th Floor, New York, New York 10020, to the attention of the Corporate Secretary, no later than the close of business on December 22, 2020.

Our Amended and Restated By-laws (our “By-laws”) include advance notice provisions. The By-laws require the timely notice of certain information to be provided by any stockholder who proposes director nominations or any other business for consideration at a stockholders’ meeting. Failure to deliver a proposal in accordance with the procedures discussed above and in the By-laws may result in the proposal not being deemed timely received. To be timely, notice of a director nomination or any other business for consideration at a stockholders’ meeting must be received by our Corporate Secretary at our principal executive offices not less than 70 days nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. Therefore, to be presented at our 2021 Annual Meeting of Stockholders, such a proposal must be received by our Corporate Secretary on or after March 6, 2021 but no later than March 26, 2021. In the event that the date of the 2021 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from the anniversary date of the 2020 Annual Meeting of Stockholders, notice must be delivered no earlier than the 90th day prior to the 2021 Annual Meeting and not later than the close of business on the later of the 70th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of the 2021 Annual Meeting of Stockholders is first made. In addition, for the purposes of the application of Rule 14a-4(c) of the Exchange Act, the date for timely notice specified in this paragraph shall be the earlier of the date calculated above or the date specified in paragraph (c)(1) of Rule 14a-4 of the Exchange Act.

2020 PROXY STATEMENT	5

Item 1—Election of Directors

Thirteen director nominees are standing for election at the annual meeting. The Nominating and Corporate Governance Committee of our board of directors has nominated the director nominees listed below after consideration of each individual’s qualifications, contributions to the Company and other reasons discussed in this proxy statement.

The Nominating and Corporate Governance Committee believes that a well-functioning board includes a diverse group of individuals who bring a variety of complementary skills, experiences and perspectives. Our board of directors is committed to having a diverse board. The charter of the Nominating and Corporate Governance Committee provides that the Committee may include diversity in identifying director candidates. In furtherance of this commitment, the Nominating and Corporate Governance Committee requires that any list of candidates to be considered by the Committee for nomination to our board include candidates with a diversity of race, ethnicity and gender. Any third party consultant asked to furnish an initial list will be requested to include such candidates.

The Nominating and Corporate Governance Committee generally considers each nominee in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a group, possesses the appropriate mix of skills and experience to oversee our business. The experience, qualifications, attributes, or skills that led the Nominating and Corporate Governance Committee to conclude that our nominees should serve on the board of directors are generally described in the biographical information below.

In 2019, we did not pay a fee to any third party to identify, evaluate or assist in identifying, or evaluate potential nominees for our board of directors.

Set forth below are the nominees proposed to be elected to serve until the 2021 annual meeting of stockholders or until their respective successors have been duly elected and qualified.

To be elected as a director, each nominee must receive a plurality of the votes cast by the holders of our common stock.

Should any nominee become unable or unwilling to accept election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person our board of directors may nominate or designate. Each nominee has consented to serve as a director if elected.

6	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Biographical information about this year’s nominees:

JOAN L. AMBLE Age: 66 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Amble has been a director since July 2008. From December 2006 until the closing of our merger with XM Satellite Radio Holdings Inc. (“XM”) in July 2008, Ms. Amble served as a director of XM.

Since October 2016, Ms. Amble has been an independent advisor to the Risk and Audit Committee of the Executive Committee of the United States affiliate of Société Générale S.A., a French multinational banking and financial services company. From May 2011 until her retirement in December 2011, Ms. Amble was the Executive Vice President, Finance, of the American Express Company and also served as its Executive Vice President, Principal Accounting Officer and Comptroller, from December 2003 until May 2011. Prior to joining American Express, Ms. Amble served as Chief Operating Officer and Chief Financial Officer of GE Capital Markets, a service business within GE Capital Services, Inc., overseeing securitizations, debt placement and syndication, as well as structured equity transactions. From 1994 to March 2003, Ms. Amble served as Vice President, Controller and Chief Accounting Officer of GE Capital. Ms. Amble serves as a member of the board of directors of Booz Allen Hamilton Holding Corporation and Zurich Insurance Group. Ms. Amble also served as a director of Brown Forman Corporation and SG Americas Securities Holdings, LLC, a subsidiary of Société Générale S.A., during the last five years.

Key Attributes, Experience and Skills:

Ms. Amble has extensive experience in financial reporting, including experience with the rules and regulations of the SEC. Ms. Amble also has experience in the areas of financial controls; Sarbanes-Oxley Act compliance; operations; risk management; six sigma quality; and corporate governance.

GEORGE W. BODENHEIMER Age: 61 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Bodenheimer has been a director since September 2013.

From December 2017 to March 2018, Mr. Bodenheimer was the Acting Chairman of the board of directors of ESPN, Inc., the multimedia, multinational sports entertainment company. Mr. Bodenheimer retired in May 2014 as Executive Chairman of ESPN, Inc. He was Executive Chairman of ESPN, Inc. from January 2012 until May 2014. He served as Co-Chairman of Disney Media Networks from April 2004 until January 2012 and as President of ABC Sports from March 2003 until January 2012. Mr. Bodenheimer was named President of ESPN in November 1998, a position he held until January 2012. Mr. Bodenheimer joined ESPN in 1981 and served in a variety of senior sales and marketing positions prior to his appointment as President. Mr. Bodenheimer serves as a member of the board of directors of Under Armour, Inc.

Key Attributes, Experience and Skills:

Mr. Bodenheimer has extensive experience in: marketing, promoting and producing sports and entertainment programming, including live major sporting events; identifying emerging sports properties; and assessing on-air and executive talent. Mr. Bodenheimer also has unique experience in evaluating and assessing the desirability of sports properties that are likely to be attractive to both the core demographics of our subscriber base and other segments of our existing and targeted customer base.

2020 PROXY STATEMENT	7

ITEM 1—ELECTION OF DIRECTORS

MARK D. CARLETON Age: 59 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Carleton has been a director since December 2014.

Mr. Carleton has been a Senior Advisor to Liberty Media Corporation since July 2019. From October 2016 to July 2019, Mr. Carleton was the Chief Financial Officer of Liberty Media Corporation (“Liberty Media,” which term includes its predecessors), Liberty Broadband Corporation (“Liberty Broadband”) and Qurate Retail, Inc. (“Qurate”) (formerly known as Liberty Interactive Corporation). He also served as Chief Financial Officer of GCI Liberty, Inc. from March 2018 until July 2019. Mr. Carleton previously served as Chief Development Officer of Liberty Media, Qurate, Liberty Broadband and Liberty TripAdvisor Holdings, Inc. from January 2016 to September 2016, as a Senior Vice President of Liberty Media from January 2013 to December 2015, Qurate from November 2014 to December 2015 and Liberty Broadband from October 2014 to December 2015, and as a Senior Vice President of predecessors of Liberty Media and Qurate from December 2003 to January 2013. Prior to joining Liberty Media, Mr. Carleton was a partner at KPMG LLP from 1993 to 2003, where he also served as a member of KPMG LLP’s Board of Directors. Mr. Carleton previously served as a director of Sirius XM Radio Inc. from January 2013 to September 2013. Mr. Carleton currently serves as a director of Live Nation Entertainment, Inc. Mr. Carleton also served on the board of directors of Air Methods Corporation, Barnes & Noble, Inc. and Ideiasnet during the last five years.

Key Attributes, Experience and Skills:

Mr. Carleton has extensive experience in the media, telecommunications and entertainment industries; this experience is valuable in assessing and evaluating opportunities and our plans from both a short- and long-term perspective. He also brings to the board, among his other skills and qualifications, financial and accounting expertise acquired as the Chief Financial Officer of Liberty Media, Qurate, Liberty Broadband and GCI Liberty, Inc. and as a partner at KPMG LLP. In addition, Mr. Carleton’s service on other public company boards has provided him experience in the areas of leadership development and succession planning, risk assessment, and stockholder and government relations.

8	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

EDDY W. HARTENSTEIN Age: 69 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Hartenstein has been a director since July 2008, served as the chairman of our board from November 2009 to April 2013 and has served as our lead independent director since April 2013. From May 2005 until the closing of the merger with XM in July 2008, Mr. Hartenstein served as a director of XM.

Mr. Hartenstein was the non-executive Chairman of the Board of Tribune Publishing, a leading diversified media company that included the Los Angeles Times, from August 2014 through January 2016. Mr. Hartenstein retired as the Publisher and Chief Executive Officer of the Los Angeles Times in August 2014, a position he held since August 2008. In addition, Mr. Hartenstein served as Co-President of the Tribune Company from October 2010 to May 2011 and as President and Chief Executive Officer from May 2011 until January 2013. Mr. Hartenstein was Vice Chairman and a member of the board of directors of The DIRECTV Group, Inc. (formerly Hughes Electronics Corporation), a television service provider, from December 2003 until his retirement in December 2004. He served as Chairman and Chief Executive Officer of DIRECTV, Inc. from late 2001 through 2004 and as President of DIRECTV, Inc. from its inception in 1990 to 2001. Previously, Mr. Hartenstein served in various capacities for Hughes Communications, Inc., a provider of satellite-based communications, Equatorial Communications Services Company, a provider of telephony and data distribution services, and NASA’s Jet Propulsion Laboratory, the lead U.S. center for robotic exploration of the solar system. Mr. Hartenstein also serves as a member of the board of directors of Tribune Publishing Company, Broadcom, Inc. and TiVo Corporation (and Rovi Corporation prior to its merger with TiVo Corporation). Mr. Hartenstein served as a director of SanDisk Corporation, Yahoo! Inc. and The City of Hope during the last five years.

Key Attributes, Experience and Skills:

Mr. Hartenstein has extensive experience in building, managing, marketing and operating satellite and subscription services. He brings direct and highly relevant expertise to the board in such areas as the construction and procurement of satellites, managing a large consumer subscriber base, consumer marketing, and the design and implementation of systems necessary to support a growing and dynamic consumer-oriented business.

JAMES P. HOLDEN Age: 68 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Holden has been a director since August 2001.

From October 1999 until November 2000, Mr. Holden was the President and Chief Executive Officer of DaimlerChrysler Corporation, one of the world’s largest automakers. Prior to being appointed President in 1999, Mr. Holden held numerous senior positions within Chrysler Corporation during his 19-year career at that company. Mr. Holden is the Lead Director of Snap-On Incorporated and a member of the board of directors of Elio Motors, Inc. Mr. Holden served as the Lead Director of Speedway MotorSports, Inc. during the last five years.

Key Attributes, Experience and Skills:

Mr. Holden has spent his career in the automotive business, a key market for our services. Mr. Holden’s perspective on, and knowledge of, the inner workings, business and product planning processes in the automotive industry are significant assets to the board.

2020 PROXY STATEMENT	9

ITEM 1—ELECTION OF DIRECTORS

GREGORY B. MAFFEI Age: 59 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Maffei has been a director since March 2009 and has served as the chairman of our board since April 2013.

He has served as a director and the President and Chief Executive Officer of Liberty Media (including its predecessors) since May 2007, Liberty Broadband since June 2014 and GCI Liberty, Inc. since March 2018. He has served as a director and the President and Chief Executive Officer of Liberty TripAdvisor Holdings, Inc. since July 2013 and as its Chairman of the Board since June 2015. Mr. Maffei has served as Chairman of the Board of Qurate since March 2018 and as a director of Qurate (including its predecessor) since November 2005. Mr. Maffei has also served as the President and Chief Executive Officer of Liberty Interactive Corporation (including its predecessor) from February 2006 until March 2018 and as director since November 2005. He also served as its CEO-Elect from November 2005 through February 2006. Prior thereto, Mr. Maffei served as President and Chief Financial Officer of Oracle Corporation, as Chairman, Chief Executive Officer and President of 360networks Corporation and as Chief Financial Officer of Microsoft Corporation.

Mr. Maffei has served as (i) the Chairman of the Board of Live Nation Entertainment, Inc. since March 2013 and a director since February 2011, (ii) a director of Charter Communications, Inc. since May 2013, and (iii) a director of Zillow Group, Inc. since February 2015, having previously served as a director of its predecessor, Zillow Inc., from May 2005 to February 2015. Mr. Maffei also served on the board of directors of Starz and Pandora Media, Inc. (“Pandora”) during the past five years.

Key Attributes, Experience and Skills:

Mr. Maffei brings to the board significant financial and operational experience based on his senior policy-making positions at Liberty Media, Qurate, Liberty TripAdvisor, Liberty Broadband, GCI Liberty, Inc., Oracle, 360networks and Microsoft. He also provides the board with an executive leadership perspective on the operations and management of large public companies, including companies in the technology, media and telecommunications space. The board also benefits from his extensive public company board experience.

EVAN D. MALONE Age: 49 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Dr. Malone has been a director since May 2013.

Dr. Malone has served as President of NextFab Studio, LLC, which provides manufacturing-related technical training, product development and business acceleration services, since June 2009. Since January 2008, Dr. Malone has served as the owner and manager of a real estate property and management company, 1525 South Street LLC. Dr. Malone has served as co-owner and director of Drive Passion PC Services, CC, an Internet café, telecommunications and document services company, in South Africa since 2007 and served as an applied physics technician for Fermi National Accelerator Laboratory, part of the national laboratory system of the Office of Science, U.S. Department of Energy, from 1999 until 2001. He also is a founding member of Jet Wine Bar, LLC, a wine bar, and Rex 1516, a restaurant, both in Philadelphia. Dr. Malone serves as president of the Malone Family Foundation, as a director and president of the NextFab Foundation, and as an officer of the Malone Family Land Preservation Foundation. Dr. Malone has served as a director of Liberty Media since September 2011 and as a director of Qurate since August 2008.

Key Attributes, Experience and Skills:

Dr. Malone brings an applied science and engineering perspective to the board. Dr. Malone’s perspectives assist the board in adapting to technological changes facing the audio entertainment industry. His entrepreneurial experience also provides the board valuable insights in evaluating opportunities in existing, new and emerging technologies.

10	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

JAMES E. MEYER Age: 65 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Meyer has served as our Chief Executive Officer since December 2012 and has been a director since January 2013.

Previously, Mr. Meyer was our President, Operations and Sales. Prior to joining us in May 2004, Mr. Meyer was the President of Aegis Ventures, a general management consulting company. Before Aegis, he held a number of senior management positions in consumer electronics over a 25-year period, including as the Senior Executive Vice President of Digital Media Solutions of Thomson, a worldwide leader in consumer electronics. Prior to joining Thomson, Mr. Meyer held senior management positions at General Electric and RCA. Mr. Meyer is Chairman of the Board of Directors and a director of TiVo Corporation (and Rovi Corporation prior to its merger with TiVo Corporation) and a director of Charter Communications, Inc. From September 2017 to February 2019, Mr. Meyer served as a director of Pandora.

Key Attributes, Experience and Skills:

As our Chief Executive Officer, Mr. Meyer is responsible for setting and executing the goals and strategies related to our business. Mr. Meyer provides the board not only with a knowledge of our day-to-day operations, but also with the essential experience, insight and expertise that can be provided only by a person who is intimately involved in running our business. His ability as a director to share his views during the board’s deliberations is of significant benefit to the other members of the board of directors.

JAMES F. MOONEY Age: 65 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Mooney has been a director since July 2003.

Mr. Mooney is the Chief Executive Officer of Four Horsemen Consulting Group. Mr. Mooney was a director and chairman of the board of directors of Virgin Media Inc., a U.K. entertainment and communications business, from March 2003 until June 2013. From December 2004 to December 2007, Mr. Mooney was the chairman of the board of directors of RCN Corporation, a provider of bundled telephone, cable and high speed internet services. From April 2001 to September 2002, Mr. Mooney was the Executive Vice President and Chief Operating Officer of Nextel Communications Inc., a provider of wireless communications services. From January 2000 to January 2001, Mr. Mooney was the Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm owned jointly by General Electric Capital, Ebay Inc. and Benchmark Capital. From March 1999 to January 2000, Mr. Mooney was the Chief Financial Officer/Chief Operating Officer at Baan Company, a business management software provider. From 1980 until 1999, Mr. Mooney held a number of positions with IBM Corporation, including Chief Financial Officer of the Americas. Mr. Mooney is the Chairman of the Archdiocese of New York for Central Westchester, a member of the board of St. Thomas Aquinas College and a member of the Board of Advisors for the University of Notre Dame. Mr. Mooney was previously a member of the board of directors of Sidera Networks, LLC, a provider of high capacity communications services to carrier and enterprise customers.

Key Attributes, Experience and Skills:

Mr. Mooney has had a varied career in industries ranging from computer products to telecommunications, including relevant experience in subscriber-based businesses. His diverse experience is useful in our business planning process, and in analyzing subscriber trends, marketing opportunities, personnel and our long-term business plans.

2020 PROXY STATEMENT	11

ITEM 1—ELECTION OF DIRECTORS

MICHAEL RAPINO Age: 54 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Rapino has been a director since January 2018.

Mr. Rapino has been the President and Chief Executive Officer of Live Nation Entertainment, Inc. (“Live Nation”) since 2005 and serves on its board of directors. Live Nation is the world’s leading live entertainment company comprised of: Ticketmaster, Live Nation Concerts and Live Nation Media & Sponsorship.

Key Attributes, Experience and Skills:

Mr. Rapino is a leading figure in the music industry and brings to the board extensive experience in marketing and promoting live entertainment, especially musical entertainment.

KRISTINA M. SALEN Age: 49 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Ms. Salen has been a director since July 2018.

Ms. Salen has been the Chief Financial Officer of Moda Operandi, Inc., an online luxury retailer, since February 2019. From July 2017 to October 2018, Ms. Salen was the Chief Financial Officer and Chief Operating Officer of UnitedMasters, an artist services company. Previously, she served as the Chief Financial Officer at Etsy, Inc., an online marketplace, from January 2013 to March 2017. Prior to Etsy, Ms. Salen led the media, Internet, and telecommunications research group of FMR LLC (doing business as Fidelity Investments), a multinational financial services company, from January 2006 to January 2013. Prior to Fidelity, Ms. Salen worked in various financial and executive roles at several companies, including Oppenheimer Capital LLC, an investment firm, from June 2002 to December 2005; Merrill Lynch & Co., Inc., a financial services corporation acquired by Bank of America Corporation in January 2009, from June 1997 to June 2001; Lazard Freres & Co. LLC, a global financial advisory and asset management firm, from April 1996 to June 1997; and SBC Warburg, an investment bank, from December 1994 to April 1996. Ms. Salen is also a director of Cornerstone OnDemand, Inc., a cloud-based talent management software solution company, where she is Chair of the Audit Committee.

Key Attributes, Experience and Skills:

Ms. Salen has extensive experiencing in media, telecommunications and internet companies, including experience advising, managing and investing in early-stage enterprises and assessing media-related business plans and opportunities. This experience, together with her financial and management expertise, make her an asset in the board’s deliberations and in its assessment of our plans and alternatives.

12	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

CARL E. VOGEL Age: 62 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Vogel has been a director since April 2011.

Mr. Vogel is a private investor and an industry advisor for KKR & Co Inc., a leading global investment firm. Mr. Vogel is also a member of the board of directors of Dish Network Corporation, a satellite television provider, and a senior advisor to its Chairman. He served as President of Dish Network Corporation from September 2006 until February 2008 and served as its Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and Chief Executive Officer of Charter Communications, Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media. Mr. Vogel is a member of the board of directors and audit committee of Shaw Communications, Inc., a diversified communications company providing broadband cable and direct-to-home satellite services in Canada, and a member of the board of directors and audit committee of Universal Electronics, Inc., a provider of wireless control technology for connected homes. He is also a member of the board of directors and chairman of the audit committee of AMC Networks, Inc., a provider of cable television programming. Mr. Vogel also served as a director of Ascent Media Corporation, Inc. during the last five years.

Key Attributes, Experience and Skills:

Mr. Vogel has extensive experience as a leader in media and subscription businesses, including in many companies and ventures with operations that are directly related and complementary to our business, such as Dish Network, Charter Communications, Shaw Communications and AMC Networks. In addition, his experience as a chief executive officer, private equity advisor and investor is useful in, and provides the directors a valuable perspective on, the board’s evaluation of media industry trends and opportunities, the assessment of executive talent, and the consideration of strategic acquisitions and alternatives.

DAVID M. ZASLAV Age: 60 POSITION, PRINCIPAL OCCUPATION, BUSINESS EXPERIENCE AND DIRECTORSHIPS
Mr. Zaslav has been a director since May 2013.

Mr. Zaslav has been the President and Chief Executive Officer of Discovery Communications, Inc., one of the largest nonfiction media companies in the world, since January 2007 and a director since September 2008. Mr. Zaslav served as President, Cable & Domestic Television and New Media Distribution of NBC Universal, Inc., a media and entertainment company, from May 2006 to December 2006. Mr. Zaslav served as Executive Vice President of NBC and President of NBC Cable, a division of NBC, from October 1999 to May 2006. Mr. Zaslav also serves on the boards of Lions Gate Entertainment, Inc., the National Cable & Telecommunications Association, The Cable Center, Grupo Televisa, Partnership for New York City and USC Shoah Foundation. He is also a member of the Board of trustees for The Paley Center for Media and the Mt. Sinai Medical Center.

Key Attributes, Experience and Skills:

Mr. Zaslav, as the Chief Executive Officer of Discovery Communications and through his prior work in television, has developed a deep understanding of the media and entertainment industry. This experience, together with his general management expertise, positions him as a valued presence on our board of directors to assist us in evaluating programming and marketing opportunities and trends in the audio entertainment industry.

The board of directors recommends a vote “FOR” the
election of each of the nominees named above.

2020 PROXY STATEMENT	13

ITEM 1—ELECTION OF DIRECTORS

What are the responsibilities of the board of directors?

The business and affairs of our company are managed under the direction of our board of directors.

Our board, among other things, oversees senior management selection, monitors overall corporate performance and ensures the integrity of our financial controls. Our board of directors also oversees our strategic and business planning processes.

Our board of directors believes that earning the trust of our customers, stockholders and other stakeholders is a foundation of our business success. Our focus on earning trust positions us well as companies face new scrutiny and demands for accountability. Today, companies face greater expectations than ever from governments and other stakeholders to address the impacts of technology on individual rights, cybersecurity, and environmental sustainability. Customers embrace technology they understand and trust, and we expect they will increasingly turn away from products and companies that fail to uphold that trust. Similarly, governments and investors are increasingly focused on the importance of the effective engagement and action on environmental, social and corporate governance topics. To meet the expectations of our stakeholders and to earn and maintain their trust, we are committed to conducting our business in ways that are principled, transparent, and accountable.

We have made a broad range of commitments on issues of significant concern to the public, including privacy and cybersecurity. We believe privacy is a fundamental human right and demonstrate our belief with concrete actions to protect our customer’s privacy and give them control over their data. We take a broad view of cybersecurity and work to protect our customers through our security operations and our investments in technology.

Our board of directors also oversees the key risks identified through our enterprise risk management process for board oversight: competitive risks facing our businesses, including risks relating to the growth of our businesses; reputational and customer service risks; succession planning for our executive officers and other senior management; cybersecurity risks; corporate responsibility and sustainability (including climate risk) risks; corporate governance risks; and other legal and regulatory risks. Our board of directors also reviews other significant risks facing our company identified through our enterprise risk management process, including the significant risks posed by the current coronavirus (COVID-19) crisis. Among these are significant strategic, operational and legal risks, including human capital risks such as those relating to sexual and other harassment and overall workplace employee culture. Our Chief Executive Officer also regularly reports to the board of directors on our corporate culture, including our efforts to build a culture based on integrity and respect, with the goal of working together to drive our business to be creative, innovative and competitive.

How are nominees for the board of directors selected?

Our Nominating and Corporate Governance Committee reviews possible candidates to be directors and is responsible for overseeing matters of corporate governance, including the evaluation of performance and practices of the board of directors, the board’s committees, management succession plans and executive resources. The Nominating and Corporate Governance Committee considers suggestions from many sources, including stockholders, for potential director nominees. Such suggestions, together with appropriate biographical and other information required pursuant to our By-laws, should be submitted to our Corporate Secretary, Sirius XM Holdings Inc., 1221 Avenue of the Americas, 35th Floor, New York, New York 10020. Candidates who are suggested by our stockholders are evaluated by the Nominating and Corporate Governance Committee in the same manner as are other potential candidates to be directors.

14	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

In its assessment of each potential candidate, including those recommended by stockholders, the Nominating and Corporate Governance Committee takes into account all factors it considers appropriate, which may include:

•	ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as a “financial expert,” as that term is defined by the rules of the SEC), local or community ties, and

•	minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and ability to work collegially.

The Nominating and Corporate Governance Committee also may consider the extent to which a candidate would fill a present need on the board of directors. After conducting an initial evaluation of a candidate, the Nominating and Corporate Governance Committee will interview that candidate if it believes the candidate might be qualified to be a director and may ask the candidate to meet with other directors and management. If the Nominating and Corporate Governance Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the board that candidate’s nomination as a director.

What is the board’s leadership structure?

Gregory B. Maffei, the Chief Executive Officer of Liberty Media Corporation, is the Chairman of our board of directors. The Chairman of our board organizes the work of the board and ensures that the board has access to sufficient information to enable the board to carry out its functions, including monitoring our performance and the performance of management. The Chairman, among other things, presides over meetings of the board of directors, establishes the agenda for each meeting of the board in consultation with our Chief Executive Officer, oversees the distribution of information to directors, and performs other duties or assignments as agreed with either the board of directors or our Chief Executive Officer. The board of directors has determined that it is currently in our best interests to separate the Chairman of the board position and the Chief Executive Officer position because it allows the Chief Executive Officer to focus on our day-to-day business, including risk management, while allowing the Chairman of the board to lead the directors and assist the board in its fundamental role of providing advice to, and oversight of, management. Further, the board recognizes that the Chief Executive Officer position requires a significant dedication of time, effort, and energy. Our Corporate Governance Guidelines (the “Guidelines”) do not establish this approach as a policy, but as a matter that is considered from time-to-time.

Does the board have a lead independent director?

Liberty Media beneficially owns, directly and indirectly, approximately 72% of our outstanding common stock. In light of that control relationship, the board of directors believes it is appropriate, and a matter of good corporate governance, to designate a director to serve as the lead independent director. The board has designated Eddy W. Hartenstein, the former Chairman of our board of directors, to serve as the lead independent director. The lead independent director coordinates the activities of the other independent directors and performs such other duties and responsibilities as the board of directors determines.

Are all of the directors required to be independent?

Liberty Media beneficially owns, directly and indirectly, approximately 72% of our outstanding common stock entitled to vote for the election of directors. As a result, we are considered a “controlled company” and are accordingly exempt from certain corporate governance requirements of The NASDAQ Global Select Market (“NASDAQ”) Rules including, among other items, the requirement that our board of directors be comprised of a majority of independent directors, that we have a compensation committee comprised of independent directors and that director nominations are recommended by the independent members of the board of directors or a nominating committee composed of independent directors. We rely on these exemptions available to a controlled company with respect to the independence requirements applicable to members of our compensation committee and our nominating committee.

2020 PROXY STATEMENT	15

ITEM 1—ELECTION OF DIRECTORS

The controlled company exemption does not extend to the audit committee independence requirements. Accordingly, our audit committee is, and will continue to be, comprised solely of directors meeting the independence standards under the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines.

How does the board determine which directors are considered independent?

Our board reviews the independence of our directors annually. The provisions of our Guidelines regarding director independence meet, and in some areas exceed, the listing standards of NASDAQ. A copy of the Guidelines is available on our website at http://investor.siriusxm.com.

The Nominating and Corporate Governance Committee undertook a review of director independence in March 2020. As part of this review, the Committee reviewed with our Corporate Secretary questionnaires submitted by directors. These questionnaires disclose transactions and relationships between each director or members of his or her immediate family, on one hand, and us, other directors, members of our senior management and our affiliates, on the other hand.

Based on this review, the Nominating and Corporate Governance Committee determined that all of our directors and nominees are independent under the standards set forth in our Guidelines and the applicable NASDAQ listing standards, with the exception of:

•	James E. Meyer, our Chief Executive Officer;

•	Gregory B. Maffei, who is an employee of Liberty Media;

•	Mark D. Carleton, who is a senior advisor to Liberty Media; and

•	Evan D. Malone, whose father is the Chairman of Liberty Media.

With respect to George W. Bodenheimer, the board evaluated the ordinary course transactions during the last three years between us and ESPN and found that the amounts paid by us to ESPN did not preclude finding Mr. Bodenheimer independent. In the case of Michael Rapino, the directors evaluated the ownership relationship between Liberty Media and Live Nation, including the fact that Mr. Carleton is a director and Mr. Maffei is the Chairman of the Board of Live Nation, and other ordinary course transactions, such as data and marketing agreements, between us and Live Nation. The board concluded that Mr. Rapino did not have any relationships that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out his responsibilities as a director.

The board has determined that a majority of the members of the Compensation Committee meet the independence standards under the applicable NASDAQ listing standards and our Guidelines and qualify as “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act and as “outside directors” to the extent applicable regarding “performance-based compensation” under the former Section 162(m) of the Internal Revenue Code of 1986, as amended. The board has determined that a majority of the members of the Nominating and Corporate Governance Committee meet the independence requirements mandated by NASDAQ applicable to serving on the Nominating and Corporate Governance Committee and our Guidelines.

The board has also determined that all of the members of the Audit Committee are financially sophisticated, meet the independence requirements mandated by the applicable NASDAQ listing standards, Section 10A(m)(3) of the Exchange Act and our Guidelines, and qualify as audit committee financial experts. The board further determined that each member of the Audit Committee qualifies as an “audit committee financial expert” within the meaning of the applicable SEC regulations.

Our independent directors meet regularly in executive sessions and such sessions are chaired by Mr. Hartenstein, our lead independent director.

16	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

What are the current standing committees of the board of directors, and who are the members of these committees?

Our board of directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. From time to time, the board may also form ad hoc committees.

Copies of the current charters for the Audit Committee and the Nominating and Corporate Governance Committee are available on our website at http://investor.siriusxm.com. The Compensation Committee has not adopted a charter.

The following table shows the current members and chair of each committee and the principal functions performed by each committee:

Committee	Functions
Audit
Members: Joan L. Amble* Eddy W. Hartenstein Kristina M. Salen	•	Selects our independent registered public accounting firm
	•	Reviews reports of our independent registered public accounting firm
	•	Reviews and approves the scope and cost of all services, including all non-audit services, provided by the firm selected to conduct the audit
	•	Monitors the effectiveness of the audit process
	•	Reviews the adequacy of financial and operating controls, including our cyber security efforts
	•	Monitors our corporate compliance program
	•	Monitors our policies and procedures for assessing enterprise risks

Compensation
Members: George W. Bodenheimer Mark D. Carleton James P. Holden Carl E. Vogel*	•	Reviews our senior management compensation policies and strategies
	•	Oversees and evaluates our overall compensation structure and programs

Nominating and Corporate Governance
Members: Gregory B. Maffei James F. Mooney* Carl E. Vogel David M. Zaslav	•	Develops and implements policies and practices relating to corporate governance
	•	Reviews and monitors the implementation of our policies and procedures related to the selection of director candidates
	•	Assists in developing criteria for open positions on the board of directors
	•	Reviews information on potential candidates for directors and makes recommendations to the board of directors
	•	Makes recommendations to the board of directors with respect to committee assignments

* Chair

How often did the board and its committees meet during 2019?

During 2019, there were five meetings of our board of directors, nine Audit Committee meetings, three Compensation Committee meetings and three Nominating and Corporate Governance Committee meetings. Each director nominee attended 75% or more of the total number of meetings of the board and meetings held by committees on which he or she served.

Directors are also encouraged to attend the annual meeting of stockholders. Mr. Meyer attended our 2019 annual meeting of stockholders.

2020 PROXY STATEMENT	17

ITEM 1—ELECTION OF DIRECTORS

How can stockholders communicate with the board of directors?

Stockholders may communicate directly with our board of directors, or specified individual directors, according to the procedures described on our website at http://investor.siriusxm.com under “Corporate Governance—Contact Our Board.”

Our Corporate Secretary reviews all correspondence to our directors and forwards to the board a summary and/or copies of any such correspondence that, in the opinion of the Corporate Secretary, deals with the functions of the board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all correspondence received by us that is addressed to members of our board.

In addition, the Audit Committee has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by us, our board of directors and the Audit Committee regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters. These procedures are available upon written request to our Corporate Secretary.

Director Compensation

Pursuant to our director compensation program, in 2019, as Chairman of the board of directors, Mr. Maffei received an annual cash retainer of $150,000. Mr. Hartenstein, our lead independent director, also received an annual cash retainer of $150,000. The other non-employee members of our board of directors each received an annual cash retainer of $100,000. Each director who served as chair of a committee of the board of directors in 2019 received an additional annual cash retainer as follows: the Audit Committee chairwoman received $30,000; the Compensation Committee chairman received $20,000; and the Nominating and Corporate Governance Committee chairman received $15,000.

In addition, on an annual basis, each member receives approximately $175,000 in the form of restricted stock units (“RSUs”). These RSUs were granted on the business day following our 2019 annual meeting of stockholders. RSUs granted to our directors generally vest on the first anniversary of the date of grant. As our Chief Executive Officer, Mr. Meyer does not receive additional compensation for his service on the board.

Each director is expected to own shares of our common stock equal in value to at least five times the annual cash retainer payable to the director. All directors have until the later of: (i) five years from the date the director is elected or appointed as a member of the Board and (ii) September 1, 2023, to reach these minimum ownership guidelines.

Directors may defer their annual cash retainer each year under the Sirius XM Holdings Inc. Deferred Compensation Plan. Participation in the Deferred Compensation Plan, and to what extent, is at each director’s discretion and there is no matching contribution from us. In 2019, Ms. Amble and Mr. Maffei participated in the Deferred Compensation Plan. At the time of making a deferral election, directors designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination as a director, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code. Directors have the opportunity to designate the investment funds to which the deferred amounts are credited. All investment gains and losses in a director’s account under the Deferred Compensation Plan are entirely based upon the investment selections made by the director. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

18	2020 PROXY STATEMENT

ITEM 1—ELECTION OF DIRECTORS

Dividend equivalent units are granted to directors if, on any date while RSUs they hold are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs granted to the director are, as of the record date for such dividend payment, increased by a number of RSUs equal to: (a) the product of (x) the number of RSUs held by the director as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. Dividend equivalent units vest on the same terms as the related RSUs.

We also pay reasonable travel and accommodation expenses of directors in connection with their participation in meetings of the board and committees thereof.

Director Compensation Table for 2019

The following table provides compensation information for the year ended December 31, 2019 for each of our non-employee directors. Directors who are employees do not receive compensation for their services as directors.

Name	Fee Earned or Paid in Cash ($)	Stock Awards(1)(2) ($)	All Other Compensation(3) ($)	Total ($)
Joan L. Amble(4)	130,000	175,001	1,833	306,834
George W. Bodenheimer	100,000	175,001	1,833	276,834
Mark D. Carleton	100,000	175,001	1,833	276,834
Eddy W. Hartenstein	150,000	175,001	1,833	326,834
James P. Holden	100,000	175,001	9,138	284,139
Gregory B. Maffei(5)	150,000	175,001	1,833	326,834
Evan D. Malone	100,000	175,001	1,833	276,834
James F. Mooney	115,000	175,001	6,636	296,637
Michael Rapino	100,000	175,001	1,673	276,674
Kristina M. Salen	100,000	175,001	1,507	276,508
Carl E. Vogel	120,000	175,001	1,833	296,834
David M. Zaslav	100,000	175,001	1,833	276,834

(1)	The aggregate grant date fair values of stock awards were computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (excluding estimated forfeitures). The assumptions used in the valuation are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019. On June 5, 2019, non-employee directors were each awarded 33,207 RSUs with a grant date value of $175,001. At December 31, 2019, the aggregate number of unvested RSUs and dividend equivalent units outstanding for each of Ms. Amble, Mr. Bodenheimer, Mr. Carleton, Mr. Hartenstein, Mr. Maffei, Dr. Malone, Mr. Vogel, and Mr. Zaslav was 44,106. At December 31, 2019, the aggregate number of unvested RSUs and dividend equivalent units outstanding for Mr. Holden was 191,060; for Mr. Mooney was 140,288; for Mr. Rapino was 42,207; and for Ms. Salen was 38,820.

(2)	Starting in 2019, non-employee directors no longer received stock options as part of their annual equity compensation. At December 31, 2019, the aggregate number of option awards outstanding for each non-employee director was as follows: Ms. Amble—566,308; Mr. Bodenheimer—307,074; Mr. Carleton—253,434; Mr. Hartenstein—566,308; Mr. Holden—500,323; Mr. Maffei—566,308; Dr. Malone—327,593; Mr. Mooney—127,750; Mr. Rapino—36,475; Ms. Salen—20,900; Mr. Vogel—278,534; and Mr. Zaslav—81,175.

(3)	Represents the fair market value of dividend equivalent restricted stock units accrued during 2019. Dividends were not factored into the grant date fair value of the previously disclosed awards of RSUs to the directors.

(4)	During 2019, Ms. Amble contributed her $130,000 cash director fee into the Sirius XM Holdings Inc. Deferred Compensation Plan. During 2019, Ms. Amble recorded gains of $86,273 on her deferrals. As of December 31, 2019, Ms. Amble’s balance in the Deferred Compensation Plan was $510,171.

(5)	During 2019, Mr. Maffei contributed his $150,000 cash director fee into the Deferred Compensation Plan. During 2019, Mr. Maffei recorded gains of $59,051 on his deferrals. As of December 31, 2019, Mr. Maffei’s balance in the Deferred Compensation Plan was $341,564.

2020 PROXY STATEMENT	19

Stock Ownership

Who are the principal owners of our stock?

The following table sets forth information regarding beneficial ownership of our common stock as of February 28, 2020 by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock. “Beneficial ownership” includes those shares a person has or shares the power to vote or transfer or has the right to acquire within sixty days of the measurement date.

	Shares Beneficially Owned as of February 28, 2020
Name and Address of Beneficial Owner of Common Stock	Number	Percent
Liberty Media Corporation(1)	3,162,173,996	71.74%
12300 Liberty Boulevard Englewood, CO 80112

(1)	The ownership percentage is based upon the information contained in a Schedule 13D/A filed on November 3, 2014 and a Form 4 filed on December 9, 2014 by Liberty Media Corporation and the actual number of shares outstanding, 4,407,750,593, as of February 28, 2020. Liberty Media Corporation has sole investment and voting power with respect to these shares.

20	2020 PROXY STATEMENT

STOCK OWNERSHIP

How much stock do our directors and executive officers own?

The following table shows the number of shares of common stock beneficially owned as of February 28, 2020 by each of our directors, each of our named executive officers and all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Class
Joan L. Amble	847,238	*
George W. Bodenheimer	296,387	*
Mark D. Carleton(2)	242,747	*
Eddy W. Hartenstein	436,398	*
James P. Holden	438,629	*
Gregory B. Maffei(2)	887,174	*
Evan D. Malone(2)	316,906	*
James F. Mooney(3)	117,063	*
Michael Rapino	34,859	*
Kristina M. Salen	22,729	*
Carl E. Vogel	267,847	*
David M. Zaslav	57,764	*
James E. Meyer	15,471,623	*
Scott A. Greenstein	5,104,876	*
Jennifer C. Witz	2,243,646	*
David J. Frear	12,021,249	*
Patrick L. Donnelly	1,885,755	*
All Executive Officers and Directors as a Group (18 persons)	41,540,836	0.93%

*	Less than 1% of our outstanding shares of common stock.

(1)	These amounts include shares of common stock, restricted stock units, performance-based restricted stock units and unexercised stock options that the individuals hold or have the right to acquire within sixty days of February 28, 2020. Also included are the following numbers of shares of common stock acquired under and held in the Sirius XM Radio Inc. 401(k) Savings Plan as of February 28, 2020: Mr. Meyer—0 shares; Mr. Greenstein—74,711 shares; Ms. Witz—12,818 shares; Mr. Frear—43,683 shares; Mr. Donnelly—18,690 shares; and all other executive officers not shown above—55,493 shares. The amounts also include any dividend equivalent units accrued on their restricted stock units that they beneficially own or could beneficially own within sixty days of February 28, 2020.

(2)	Mr. Maffei is an employee of Liberty Media, and Mr. Carleton is a senior advisor to Liberty Media. Liberty Media beneficially owns 3,162,173,996 shares (or approximately 72%) of our common stock as of February 28, 2020. Messrs. Carleton and Maffei disclaim beneficial ownership of the shares owned by Liberty Media and its affiliates. Dr. Malone is a member of the board of directors of Liberty Media and also disclaims beneficial ownership of the shares owned by Liberty Media and its affiliates.

(3)	Includes 9,100 shares held as custodian for Mr. Mooney’s child.

Delinquent Section 16(a) Reports

Based solely upon a review of reports filed pursuant to Section 16(a) of the Exchange Act and written representations furnished to us during our most recent fiscal year, we know of no person who, at any time during the fiscal year, was a director, executive officer or beneficial owner of more than 10% of our common stock who failed to file on a timely basis reports of beneficial ownership of our common stock as required by Section 16(a) of the Exchange Act at any time during the fiscal year or prior fiscal year, except that, due to an administrative error, one late Form 4 was filed on May 29, 2019 for Scott A. Greenstein, our President and Chief Content Officer, to report the surrender of common stock to us on May 24, 2019 to cover withholding taxes due upon the vesting of restricted stock units.

2020 PROXY STATEMENT	21

Governance of the Company

What is SiriusXM’s corporate culture?

Underpinning our strategic focus on long-term growth is our corporate culture—which is built on integrity and respect, with the goal of working together to drive our business to be creative, innovative and competitive. The core values that drive our company are best exemplified in the values we have adopted, regularly communicate to our employees and that we call “AMPLIFY”:

•	Applaud and encourage new thinking
•	Move forward and be purposeful in our desire to win
•	Prioritize honesty, integrity and respectful communication
•	Lean on each other and learn from one another
•	Invest in our actions and commit to the follow through
•	Find ways to give back by focusing on community and feeding your individuality
•	You Matter. We embrace our differences, empower each other and include everyone

Drawing on a wide range of expertise and experience across a multitude of disciplines, we are bound by our commitment to what we do and how we work together. We operate in a performance-based environment where results matter and financial discipline is enforced. We have tried to create a highly collaborative culture in which employees feel a sense of pride that their input is sought after and valued. At the same time, we believe in holding individuals accountable for compliance and have tried to create a culture in which employees, “do what they say they are going to do.” Still, we believe that our culture differentiates us from other entertainment and media enterprises and is a long-term competitive advantage for us. Our corporate culture fuels our ability to execute and is a critical underpinning of our employee talent strategy.

In addition, we have invested resources in refining and developing our culture. We want to ensure that we are, and remain, as efficient, inclusive and collaborative as we can be, and that our culture supports how we operate in the rapidly evolving and highly competitive marketplace in which our businesses compete.

What is SiriusXM’s process for succession planning and talent management?

Ensuring that we have the appropriate senior management talent to successfully pursue our strategies is one of our board’s primary responsibilities. To this end, at least once a year, the board of directors discusses succession planning for our Chief Executive Officer and the remainder of our executive officers and senior executives. To help fulfill the board’s responsibility, our Compensation Committee helps ensure that we have in place appropriate plans to address CEO succession both in the ordinary course of business and in emergency situations. Our CEO succession planning includes criteria that reflect our business strategies, such as identifying and developing internal candidates. Our Guidelines also require that our Compensation Committee ensure that we have appropriate succession planning for the remainder of our senior executive management team, including our named executive officers.

Recruiting, developing, promoting and retaining top talent is a key priority for our company. Throughout the year, our executive officers, as well as a broader array of executives throughout our company, make presentations to the board of directors and the Audit Committee and may also interact with our directors informally outside of our scheduled Board meetings. This engagement between directors and our current and future leaders is one means by which we provide our directors meaningful insight into our current pool of talent, what attracts and retains our executives, and our corporate culture.

22	2020 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

How does the board of directors and the Audit Committee oversee cybersecurity risks?

Our chief information officer and our chief information security officer regularly make presentations regarding cybersecurity, including updates regarding cybersecurity concerns and our approach to managing cybersecurity risks, to the Audit Committee, which is tasked with primary oversight of certain risk issues, including cybersecurity.

In order to respond to the threat of security breaches and cyberattacks, we have developed a program, overseen by our chief information security officer and our information security council, that is designed to protect and preserve the confidentiality, integrity and continued availability of information owned by, or in the care of, our company. This program also includes a cyber incident response plan that is intended to provide controls and procedures for timely and accurate reporting of any material cybersecurity incident. Our board of directors and the Audit Committee also periodically receive updates about the results of exercises and response readiness assessments led by outside advisors who provide a third-party independent assessment of our technical program and our internal response preparedness. The Audit Committee regularly briefs our board of directors on these matters, and the full board of directors also receives an annual briefing on cyber threats in order to enhance our directors’ literacy on cyber issues.

How is the board of directors overseeing our response to and the risks associated with the coronavirus (COVID-19) crisis?

The board of directors has assumed the primary role of overseeing our response to the coronavirus (COVID-19) crisis and the risks the pandemic poses to our business and operations. Since shortly after the coronavirus crisis began, the board of directors has received regular reports from our Chief Executive Officer regarding our response to this pandemic.

Protecting the health and welfare of our workforce has been our first and primary concern. All employees—apart from our critical business functions, which include programmers, broadcast engineers, critical systems personnel, facilities and certain call center agents—have been working from home. In an effort to help prevent the spread of the virus in our communities and conserve business resources, we also have temporarily closed our offices. The impact of these steps on our workforce are difficult to assess, but the experience has put added stress on our employees as they balance the demands of the crisis on themselves and their families.

We are also closely monitoring the effects of the crisis on our businesses and operations. The full extent to which the coronavirus may negatively impact our results is uncertain. The actual effects of the coronavirus on our businesses depends on many factors beyond our knowledge and control, and the effects are difficult to assess or predict with meaningful precision both generally and specifically as to our SiriusXM and Pandora businesses. The early indications include: possible disruptions in the supply of radios and other components that are essential elements of our service; limits on our ability to continue certain of our marketing efforts, particularly telemarketing, and customer service operations in States and jurisdictions that have declared emergencies; and the possible loss of sales and orders in our advertising business as industries that are severely affected by the crisis—such as the travel and travel-related industries—curtail their advertising spending.

Importantly, the coronavirus epidemic may have a material adverse effect on other third parties that we rely on, and our ability to assess those effects in any meaningful manner are difficult at this time. For example, a substantial portion of the subscription growth for our satellite radio service has come from purchasers and lessees of new and used automobiles in the United States, and we expect this to be an important source of subscribers for our satellite radio service in the future. As a result of the coronavirus epidemic, automakers have idled production and furloughed workers and many dealers have closed their retail operations. The decline in sales of new and used vehicles is reasonably expected to have a negative effect on subscriber growth for our satellite radio service. In addition, a number of third parties on which we depend may experience financial difficulties or file for bankruptcy protection. Such third parties may not be able to perform their obligations or be relieved of their obligations to us as part of seeking bankruptcy protection.

2020 PROXY STATEMENT	23

GOVERNANCE OF THE COMPANY

The epidemic may also negatively impact consumer spending in the United States which, depending upon the severity, could adversely affect our operating results. The board of directors is also closely monitoring our financial liquidity.

How does the board of directors oversee our risk management process?

The board executes its oversight responsibility for risk management directly and through its committees, as follows:

•	The Audit Committee has primary responsibility for monitoring our internal audit, corporate, financial and risk management processes and overseeing our system of internal controls and financial reporting. The Audit Committee discusses specific risk areas throughout the year, including those that may arise from time to time and the measures taken by management to monitor and limit risks.

•	The Audit Committee receives regular reports throughout the year on matters related to risk management. At each regularly scheduled meeting, the Audit Committee receives reports from (i) our external auditor on the status of audit activities and findings and (ii) the Company executive in charge of internal audit (who reports directly to the Audit Committee) on the status of our internal audit plan, audit results and any corrective action taken in response to internal audit findings.

•	We have a Compliance Officer who is in charge of our compliance with FCC related laws and regulations and training and monitoring compliance with those laws and regulations. Our Executive Vice President, General Counsel and Secretary reports to the Audit Committee throughout the year on information received via submissions to our compliance hotline and any changes or developments in compliance matters. Each quarter, our Chief Financial Officer reports to the board of directors on our performance and discusses how actual performance compares to our business plan and budget. Our executive officers report regularly to the board about the risks and exposures related to our business.

•	The Audit Committee, which is generally responsible for risk oversight, is regularly updated by our Chief Executive Officer and Chief Financial Officer regarding enterprise risk management efforts, including cybersecurity concerns and our approach to managing cybersecurity risks. Our chief information officer and chief information security officer also regularly make presentations to the Audit Committee regarding cybersecurity.

•	The other committees of the board of directors oversee risks associated with their respective areas of responsibility. For example, the Compensation Committee assesses risks associated with our compensation policies and programs for executives.

•	The committees report to the board of directors at every regular board meeting on the topics discussed and actions taken at the most recent committee meeting. Our board of directors discusses the risks and exposures, if any, involved in the matters or recommendations of the committees, as necessary.

•	Our board of directors also considers specific risk topics throughout the year, including risks associated with our business plan, litigation, operational efficiency, government regulation, physical facilities, information technology infrastructure, cybersecurity and capital structure, among many others. The board is informed about and regularly discusses our risk profile, including legal, regulatory and operational risks to our business.

What are our policies and procedures for related person transactions?

We have adopted a written policy and written procedures for the review, approval and monitoring of transactions involving the Company or its subsidiaries and “related persons.” For the purposes of the policy, “related persons” include executive officers, directors or their immediate family members, or stockholders owning more than five percent of our common stock.

24	2020 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

Our related person transaction policy requires:

•	that any transaction in which the Company is a participant, a related person has a material direct or indirect interest and which exceeds $120,000 (such transaction referred to as a “related person” transaction) and any material amendment or modification to a related person transaction, be reviewed and approved or ratified by a committee of the board composed solely of independent directors who are disinterested or by the disinterested members of the board; and

•	that any employment relationship or transaction involving an executive officer and the Company must be approved by the Compensation Committee or recommended by the Compensation Committee to the board of directors for its approval.

In connection with the review and approval or ratification of a related person transaction, management must:

•	disclose to the committee or disinterested directors, as applicable, the material terms of the related person transaction, including the approximate dollar value of the amount involved in the transaction, and all the material facts as to the related person’s direct or indirect interest in, or relationship to, the related person transaction;

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction complies with the terms of our agreements governing our material outstanding indebtedness that limit or restrict our ability to enter into a related person transaction;

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction will be required to be disclosed in our SEC filings. To the extent required to be disclosed, management must ensure that the related person transaction is disclosed in accordance with SEC rules; and

•	advise the committee or disinterested directors, as applicable, as to whether the related person transaction constitutes a “personal loan” for purposes of Section 402 of the Sarbanes-Oxley Act of 2002.

In addition, the related person transaction policy provides that the Compensation Committee, in connection with any approval or ratification of a related person transaction involving a non-employee director or director nominee, should consider whether such transaction would compromise the director or director nominee’s status as an “independent,” “outside,” or “non-employee” director, as applicable, under the rules and regulations of the SEC, NASDAQ and the Internal Revenue Code.

In January 2018, we entered into an agreement with Liberty Media to license approximately 800 square feet of space and provide office services in one of our New York offices for use by Formula One, a subsidiary of Liberty Media. Liberty Media paid us an annual fee of $25,000 for the use of this space. The agreement was approved by our independent directors. The parties terminated this agreement in 2019.

We have entered into several agreements with Live Nation in the ordinary course of business, including agreements associated with our marketing operations. The amounts payable by us to Live Nation did not exceed 1% of either company’s consolidated gross revenues. Michael Rapino, the President and Chief Executive Officer of Live Nation, is a member of our board of directors.

In 2017, we entered into an agreement with Michael Shank Racing, Inc., the owner of a professional race car team competing in the IndyCar Series, and AutoNation, Inc. to jointly sponsor a professional race car team. In 2018, Mr. Meyer, our Chief Executive Officer, purchased a 44% interest in Michael Shank Racing, Inc., and the company changed its name to Meyer Shank Racing, Inc. Promptly following Mr. Meyer’s purchase of his interest in Meyer Shank Racing, Inc., our board of directors reviewed our agreement and relationship with the company and approved our continuing association. In 2019, we and AutoNation, Inc. entered into an amendment to our racing team sponsorship agreement with Meyer Shank Racing, Inc. The amendment increased the number of races our affiliated team participates in, provided us additional marketing benefits, and increased our financial sponsorship obligation. In 2020, we and AutoNation, Inc. renewed this racing team sponsorship agreement with Meyer Shank Racing, Inc. for the 2020 and 2021 racing seasons.

2020 PROXY STATEMENT	25

GOVERNANCE OF THE COMPANY

On November 26, 2019, Liberty Media offered and sold in a private offering $525 million aggregate original principal amount of 2.75% Exchangeable Senior Debentures due 2049 (the “Debentures”). The Debentures are exchangeable for shares of our common stock. Upon an exchange of Debentures, Liberty Media, at its option, may deliver our common stock, the value thereof in cash or shares of Liberty Media’s Series C Liberty SiriusXM Common Stock (“LSXMK”) or any combination of shares of our common stock, cash and/or shares of LSXMK.

Concurrently with the pricing of that offering, we agreed to purchase 18,279,670 shares of our common stock in a privately negotiated transaction through one of the initial purchasers of the Debentures. We repurchased such shares at a purchase price of $6.76 per share, which was a discount of approximately 2.9% to the closing price per share of our common stock on November 21, 2019, the date of the pricing of the Debentures. This repurchase could have increased (or reduced the size of any decrease in) the market price of our common stock and have could in turn resulted in a higher effective exchange price for the Debentures.

Compensation Paid to Related Parties

David Greenstein, the son of our President and Chief Content Officer, Scott A. Greenstein, is employed by our subsidiary, Pandora, as an Associate Product Manager in Oakland, California. The total value of the compensation paid to Mr. David Greenstein in 2019 for services rendered to us in all employment capacities (calculated using the same methodology we use for calculating our CEO’s compensation as shown in the “Total” column of the 2019 Summary Compensation Table) was $156,623. Mr. David Greenstein has been employed by Pandora since March 18, 2019.

What is the relationship between SiriusXM and Liberty Media Corporation?

In February and March 2009, we entered into several transactions to borrow up to $530 million from Liberty Media Corporation and its affiliates. All of these loans were repaid in cash in 2009.

As part of the transactions with Liberty Media, in February 2009, we entered into an investment agreement (the “Investment Agreement”) with Liberty Radio, LLC, an indirect wholly-owned subsidiary of Liberty Media. Pursuant to the Investment Agreement, we issued to Liberty Radio, LLC 12,500,000 shares of convertible preferred stock in partial consideration for the loan investments. The preferred stock was convertible into approximately 40% of our outstanding shares of common stock (after giving effect to such conversion).

In September 2012, Liberty Radio, LLC converted 6,249,900 shares of its preferred stock into 1,293,467,684 shares of our common stock. In January 2013, the Federal Communications Commission granted Liberty Media approval to acquire control of us, and Liberty Radio, LLC converted its remaining preferred stock into an additional 1,293,509,076 shares of our common stock. As a result of these conversions of preferred stock and additional purchases of our common stock, Liberty Media then beneficially owned, directly and indirectly, over 50% of our outstanding common stock.

Three individuals who are affiliated with Liberty Media, either as executives, senior advisors or members of the board of directors of Liberty Media, are members of our board of directors. Gregory B. Maffei, the President and Chief Executive Officer of Liberty Media, is the Chairman of our board of directors.

As a result, Liberty Media has the ability to control our affairs, policies and operations, such as the appointment of management, future issuances of our common stock or other securities, the payment of dividends on our common stock, the incurrence of debt by us, amendments to our certificate of incorporation and by-laws and the entering into of extraordinary transactions, and their interests may not in all cases be aligned with the interests of other stockholders. In addition, Liberty Media can determine the outcome of all matters requiring general stockholder approval and has the ability to cause or prevent a change of control of our Company or a change in

26	2020 PROXY STATEMENT

GOVERNANCE OF THE COMPANY

the composition of our board of directors and could preclude any unsolicited acquisition of our Company. The concentration of ownership could deprive stockholders of an opportunity to receive a premium for their common stock as part of a sale of our Company and might ultimately affect the market price of our common stock.

Does SiriusXM have corporate governance guidelines and a code of ethics?

Our board of directors adopted the Guidelines which set forth a flexible framework within which the board, assisted by its committees, directs our affairs. The Guidelines cover, among other things, the composition and functions of our board of directors, director independence, management succession and review, committee assignments and selection of new members of our board of directors.

Our board of directors has also adopted a Code of Ethics, which is applicable to all our directors and employees, including our chief executive officer, principal financial officer and principal accounting officer.

Our Guidelines and the Code of Ethics are available on our website at http://investor.siriusxm.com under “Corporate Governance” and in print to any stockholder who provides a written request for either document to our Corporate Secretary. If we amend or waive any provision of the Code of Ethics with respect to our directors, chief executive officer, principal financial officer or principal accounting officer, we will, if required, post the amendment or waiver at this location on our website.

2020 PROXY STATEMENT	27

Executive Compensation

INTRODUCTION

This Compensation Discussion and Analysis, or “CD&A,” describes and analyzes our executive compensation program for our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers named in our Summary Compensation Table. We refer to these five officers throughout this CD&A and the accompanying tables as our “named executive officers.”

EXECUTIVE SUMMARY

The Compensation Committee is responsible for developing and maintaining a compensation program for our senior management, including our named executive officers. The goal of our compensation programs is to provide competitive compensation packages that (1) help ensure we recruit and retain the high caliber executives we need to achieve our business strategy and financial goals, (2) deliver positive returns to our stockholders over both the short-term and the long-term and (3) compensate our executives in a way that appropriately encourages and rewards their performance. To achieve this, the Compensation Committee designs our compensation packages with great care and consideration in order to reward (i) company performance as measured by strategic, operating and financial results, (ii) individual contributions to those results and (iii) stock price growth on both an absolute and a relative basis. The Compensation Committee seeks to ensure that a large portion of our named executive officers’ compensation is performance-based and/or equity-linked rather than fixed, and awards are balanced between short-term and long-term compensation to incentivize our executives to achieve strong operating and financial results, while achieving long-term strategic objectives that drive sustainable stockholder value. The Compensation Committee believes that our ability to attract and retain talented and experienced individuals to think strategically and execute the Company’s business objectives is essential to our long-term success, particularly in light of the competitive, regulatory and technological environments in which we operate.

The Compensation Committee continues to believe that it is important to remain flexible in terms of senior management compensation and that our interests—and particularly the interests of our stockholders—are best served by regular evaluations of all aspects of our compensation structure and individually tailored compensation arrangements. Such regular evaluations ensure that our compensation programs do not include inadvertent incentives for our named executive officers to take inappropriate business risks by making decisions that may be in their interests but not in the best interests of our stockholders. Accordingly, the Compensation Committee discusses and evaluates our compensation program regularly, particularly the equity-based components of our compensation program, and regularly receives information regarding our compensation program’s design, bonus targets and equity grant guidelines. The Compensation Committee may modify its practices, including with respect to the mix of equity-based components that are included in our compensation program, to respond to market practices and other events and further strengthen the link between executive and stockholder interests.

In addition, the Compensation Committee believes that the diversity of our businesses, overlaid with the impact of potential cyclical factors, including factors affecting the sales of vehicles in the United States, as well as macroeconomic and social factors (such as the coronavirus crisis) on a global scale, can make financial goal-setting a challenge for us, both on a short-term and long-term basis. The work that our named executive officers must do to successfully operate our businesses, including working constructively, proactively and cohesively together and fostering a culture of integrity and respect, does not at all times readily lend itself to formulaic measurements, and a proper assessment requires the use of business judgment.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Do’s and Do Not’s of Executive Compensation

What We Do	Where appropriate, grant performance-based restricted stock units to ensure that a majority of executive pay is tied to performance

Include clawback provisions in our executive employment agreements

Provide reasonable post-employment and change in control protections

Include a “double-trigger” change in control provision in our Sirius XM Holdings Inc. 2015 Long-Term Stock Incentive Plan (the “2015 Plan”)

Prohibit short sales and other hedging activities of our common stock by employees

What We Don’t Do	Include golden parachute excise tax gross-ups in employment agreements

Reprice underwater stock options without stockholder approval

Provide excessive perquisites

Offer defined benefit pension plans or supplemental executive retirement plans; instead we offer an unfunded deferred compensation plan as an additional retirement vehicle for executive officers

Say-on-Pay Vote

At our annual meeting of stockholders in 2017 we held an advisory “say on pay” vote on the compensation of our named executive officers as required under Section 14A of the Exchange Act. At that meeting, our stockholders overwhelmingly approved the compensation of our named executive officers, with almost 94% of our common stock that voted casting votes in favor of our say on pay resolution. The Compensation Committee considered the strong support of our stockholders expressed for our overall compensation programs and philosophy and determined that our programs continue to provide a competitive pay-for-performance package that effectively aligns the interests of our named executive officers with those of our stockholders. Accordingly, the Compensation Committee has not made any significant changes to the core elements of our compensation programs as a result of that vote.

At our annual meeting of stockholders in 2017, we also held an advisory vote on the frequency with which we conduct our future advisory say on pay votes. Over 92% of our common stock that voted cast votes in favor of holding such votes every three years. As a result, the board adopted a policy of holding say on pay votes every three years.

2020 PROXY STATEMENT	29

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

2019 Business Highlights

We believe that the compensation program for our senior management, including our named executive officers, was an important tool in helping us deliver strong operating and financial performance and create value for our stockholders in 2019. Our board of directors credits the leadership of James E. Meyer and our other named executive officers for working cohesively to effectively manage our businesses, for fostering our entrepreneurial and innovative workplace culture while maintaining our commitment to act with integrity and respect and give back to the communities in which we operate, for our achievement of strong operating and financial performance over the past several years and for their strategic vision.

Our strong financial results allowed us to (i) reinvest in our business to compete effectively and adapt to changing consumer behavior, (ii) return significant capital to stockholders while maintaining a strong balance sheet, and (iii) complete our acquisition of Pandora Media, Inc. (“Pandora”) to create a strong audio entertainment company. Further, we believe that we remain well positioned to capitalize on opportunities and successfully address future business challenges.

The following illustration highlights our successful financial and operating results for 2019:

8%	14%	9%

Increased revenues to $7.8 billion, an increase of 8% on a pro forma basis(1)	Realized adjusted EBITDA growth of 14% to $2.4 billion(2)	Increased gross profit to $4.4 billion, an increase of 9% on a pro forma basis(3)

Increased our quarterly dividend by 10% to $.01331 per share	Purchased 364 million shares of our common stock in 2019 under our stock buyback program

(1)	Pro forma figures assume that our acquisition of Pandora closed on January 1, 2018.

(2)	In this CD&A, we use certain financial performance measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States of America (“Non-GAAP”). These Non-GAAP financial measures include adjusted EBITDA. We use these Non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation for our employees. Please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Financial and Operating Metrics—Glossary” section in our annual report for the fiscal year ended December 31, 2019 which accompanies this proxy statement for a discussion of such Non-GAAP financial measures, reconciliations to the most directly comparable GAAP measure and a discussion of these and other performance metrics.

(3)	Please refer to the press release attached to our Current Report on Form 8-K dated February 4, 2020 for a calculation of pro forma gross profit.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Key Subscriber and Content-Based Achievements in 2019

Added approximately 1.1 million net new SiriusXM self-pay subscribers, resulting in a total SiriusXM subscriber base of approximately 34.9 million subscribers at year end, an increase of approximately 2.6% as compared to the total SiriusXM subscriber base for 2018

Launched Pandora NOW, our first joint SiriusXM + Pandora experience for subscribers and listeners; expanded our streaming service for a majority of our subscribers; and expanded our video offerings to include clips from various SiriusXM channels and shows

Entered into agreements with: Drake and U2 to launch new music channels, Netflix to create a new comedy channel, and Marvel to create exclusive podcasts; launched a collaboration with UNINTERRUPTED, the athlete-empowered brand founded by LeBron James and Maverick Carter, to add exclusive athlete playlists; added more than 100 new music channels to our streaming service; renewed our agreements with Andy Cohen, Christopher “Mad Dog” Russo and Mike Kryzewski; and hosted performances by Lady Gaga, Taylor Swift, Mumford & Sons, Dave Matthews, Billie Eilish, Coldplay, Phish, Billy Joel, the Chainsmokers and Lizzo

Reached a new agreement with Nissan that continues until 2028 and with General Motors that expands the installation of SiriusXM 360L service to nearly 1 million GM vehicles; and entered into an agreement with Google to make SiriusXM available on Google Nest speakers and displays via Google Assistant

PRIMARY OBJECTIVES OF OUR COMPENSATION PROGRAMS

What our Executive Compensation Program Primarily Consists of and What it Aims to Achieve:

•  Consists of three primary elements: (1) base salary;

(2) performance-based discretionary annual bonus; and

(3) time- and performance-based long-term equity compensation.

•  Provides a mix of fixed compensation and short- and long-term incentives.

•  Serves as an effective means of attracting, retaining, rewarding and motivating a talented, entrepreneurial and creative team of executives with the skills and experience necessary to achieve our business goals and enhance stockholder value.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

PROGRAM OBJECTIVES

Our compensation philosophy is driven by our objective to attract and retain the premier talent needed to lead SiriusXM in a dynamic, innovative and extremely competitive environment and to strongly align the interests of our executives with those of our stockholders for the long-term. We provide compensation that is largely “at risk” and competitive with the various markets and industries in which we compete for talent. We also endeavor to develop executive compensation programs that are consistent with, explicitly linked to, and support our strategic objectives—growing our business while increasing value for our stockholders.

We achieve these objectives through three primary compensation elements:

•	a base salary;

•	a performance-based discretionary annual bonus that constitutes the short-term incentive element of our program; and

•	time- and performance-based equity awards that constitute the long-term incentive element of our program.

The Compensation Committee believes that equity awards motivate executives to execute on long-term strategic objectives and that achieving these objectives are the principal drivers of stockholder value creation. Accordingly, the value of equity-based awards represent a significant portion of our executives’ compensation.

Competitive Compensation Levels

•  The Compensation Committee believes that an executive compensation program comprised principally of the above-described three elements is consistent with programs adopted by companies with which we compete for executive talent and furthers our stockholders’ interests by securing our executives’ services in an exceedingly challenging market for talent.

•  Our program is structured to meet the expectations of the intensely competitive and rapidly changing environment in which we operate.

•  Our program ensures that executive officers are compensated in a manner that advances both the short- and long-term interests of our stockholders while not encouraging excessive risk-taking.

Compensation Mix

•  A significant proportion of the compensation for our named executive officers is performance-based and “at risk”—namely, the annual bonus and equity-based awards.

•  We believe this pay mix motivates the named executive officers to drive growth and profitability.

•  Compensation in the form of, or based on the value of, our common stock incentivizes executives to drive the creation of long-term stockholder value without encouraging them to take unnecessary risks.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

For 2019, approximately 89% of our Chief Executive Officer’s direct compensation (defined as base salary, annual bonus and long-term incentive awards), and approximately 84% of the direct compensation for our other named executive officers, was “at risk,” as illustrated below. Long-term incentive compensation includes a pro rata portion of the equity compensation from 2019 and prior years that vested or compensated the employee during 2019.

CEO Pay Mix	Other NEOs Pay Mix

HOW WE DETERMINE EXECUTIVE COMPENSATION

Processes and Compensation Decisions

The Compensation Committee monitors “best practices” and emerging trends in executive compensation, relies on the general business and industry knowledge and experience of its members, and uses informal market comparisons for specific positions as one of many factors in making compensation decisions.

The Compensation Committee does not set compensation components to meet specific market levels and does not benchmark executive compensation against any set peer group of companies. However, from time to time, the Compensation Committee finds it useful to look at compensation levels at various other companies in evaluating whether our compensation program, both as a whole and with respect to individual compensation elements, are reasonable and within a competitive range.

In making decisions with respect to a named executive officer’s compensation, the Compensation Committee takes a holistic approach and, in addition to the above, considers several factors, including but not limited to:

•	the officer’s individual performance, level of responsibility, expertise and experience;
•	our recent performance;
•	whether a pay package for a specific named executive officer is aligned internally with the compensation levels of comparable executives within our organization;
•	management development and succession planning activities;
•	the size and mix of each element that forms the total compensation that may be awarded to the officer, including salary, bonus and long-term incentives; and
•	other perquisites and benefits, including compensation payable to an officer under the officer’s employment agreement upon a termination of employment.

In addition, the work that our officers must do to satisfactorily operate our businesses, including working constructively, proactively and cohesively together and fostering a culture of integrity and respect, does not readily lend itself to formulaic measurements, and a proper assessment requires the Compensation Committee to use its business judgment. The Compensation Committee does not consider past wealth accumulation in connection with its compensation decisions. The Compensation Committee believes that executives should not be penalized in future years for strong performance in prior years; that all employees, regardless of their financial situation, should have a compensation package that is competitive for their respective positions.

2020 PROXY STATEMENT	33

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

(Each named executive officer is employed pursuant to agreements described under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements” below.)

Role of Executive Officers in Determining Executive Compensation

In determining compensation levels, including the size and potential award opportunity of equity-based awards, if any, for each named executive officer (other than the Chief Executive Officer), the Compensation Committee also consults with and considers the recommendations and input of Mr. Meyer, our Chief Executive Officer.

Other Considerations in Determining Executive Compensation

The Compensation Committee believes that it should retain discretion to adjust the compensation of a named executive officer from time to time to reward performance, to reflect the assumption of additional responsibilities, the occurrence of unanticipated circumstances, and upon the negotiation of new employment agreements or the renewal of employment agreements.

EACH ELEMENT OF OUR EXECUTIVE COMPENSATION PROGRAM AND HOW IT WORKS

Our practices with respect to the key compensation elements (base salary, annual bonus, and long-term incentives), as well as other elements of compensation, are described below, followed by a discussion of the specific factors considered in determining the levels of these compensation elements for the named executive officers for 2019.

Base Salary

Base salaries for the named executive officers are determined consistent with the terms of their respective employment agreements. An executive’s base salary may be increased as part of the Compensation Committee’s annual review of executive base salaries or at other times if the Compensation Committee determines that an adjustment is warranted to more appropriately compensate the executive for the executive’s day-to-day duties. However, base salary increases are not automatic or guaranteed. The base salaries set forth in the employment agreements and any increases over these amounts are determined by the Compensation Committee based on a variety of factors, including:

Factors Affecting Base Salary Considerations

•  The nature and responsibility of the executive’s position and, to the extent available and deemed relevant, salary trends for persons in similar positions at comparable companies

•  The expertise, demonstrated leadership, scope of responsibilities and job performance of the executive

•  The executive’s total compensation, including other cash bonus awards and equity-based awards

•  The competitiveness of the market for the executive’s services

•  The desire to maintain internal pay equity among our executives with respect to base salaries

The Compensation Committee does not apply specific weighting to any one factor in setting an executive officer’s base salary, and also considers the recommendations of our Chief Executive Officer (except as to his own compensation) when determining base salary amounts. The Compensation Committee believes that a competitive base salary is an important component of compensation by providing financial stability for the named executive officers while helping to attract and retain executive talent. In setting base salaries, the Compensation Committee also believes that, in order to better align the interests of our executives with those of our stockholders, the amount of base salary should be a relatively smaller portion of each named executive officer’s overall compensation package as compared to the executive’s annual bonus and equity-based compensation.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentives

Annual Incentives— Annual Bonus

•  In considering annual bonuses, the Compensation Committee takes into consideration factors relevant to the Company’s and the executive’s performance, including numerous financial and operating metrics, without being limited by a purely formulaic approach

•  The Compensation Committee has historically awarded annual bonuses in cash

•  None of our named executive officers are entitled to a guaranteed or minimum annual bonus

•  Annual bonuses approved by the Compensation Committee for 2019 were intended to achieve two objectives: (1) link compensation with corporate performance; and (2) reward our named executive officers based on individual performance and contributions to our success

To guide the Compensation Committee in determining annual bonus amounts for the named executive officers, in 2019, the Compensation Committee measured our performance using various criteria which we publicly report, such as increases in subscribers, revenue, adjusted EBITDA and the level of monthly active users (“MAUs”) at Pandora as contained in our annual business plan and budget. These measures were used by the Compensation Committee as one set of factors, along with other financial and operational metrics that the Compensation Committee deemed relevant, in evaluating annual bonus awards for the named executive officers. The Compensation Committee believes that incentivizing performance in this fashion is likely to lead to long-term, sustainable gains in stockholder value. A more detailed description of the methodologies used by the Compensation Committee to determine the annual bonuses, and the amount of the bonuses to our named executive officers, is discussed below under the heading “Fiscal Year 2019 Pay Results—Payment of Performance-Based Discretionary Annual Bonuses for 2019” and are reflected in the “Bonus” column of the 2019 Summary Compensation Table.

Long-term Equity-Based Compensation

The Compensation Committee determines the level of long-term incentive compensation in conjunction with its review and approval of the total compensation to be provided to named executive officers and the objectives of our overall executive compensation program. The Compensation Committee’s policy is generally to determine if any equity awards should be granted to the named executive officers at the time they enter into or renew their employment agreements and revisit the analysis as part of its annual review of executive compensation, with grants, if any, taking place during periods in which employees are permitted to trade in our common stock. Equity awards are made by the Compensation Committee and in some cases are intended to cover multiple years and, in other circumstances, are made as an annual grant depending on individual circumstances.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Why Long-Term Incentives Are a Key Aspect of Our Executive Compensation Program

Long-term incentive awards have historically represented a significant portion of our named executive officers’ total compensation opportunity. These awards are delivered through equity-based compensation that vest over a multi-year period to provide the named executive officers with a continuing stake in our success, align their interests with those of our stockholders, inspire dynamic leadership, reward actions that create sustainable increases in stockholder value, and support our talent retention objectives through extended vesting requirements and forfeiture provisions.

Our long-term equity grants generally consist of stock options, RSUs and PRSUs. During 2019, Mr. Meyer received 100% of his long-term equity grants in the form of RSUs. In determining the mix between stock options, RSUs and PRSUs for grants to our other executives in 2019, the Compensation Committee generally followed the guidelines it previously established: 25% stock options; 25% RSUs, which awards will vest in installments over time; and 50% PRSUs, which will cliff vest after a multi-year performance period if the performance targets established by the Compensation Committee are achieved. The Compensation Committee believes that this mix of equity incentives supports its emphasis on performance-based pay, while also providing an atmosphere for creation of stockholder value. The specific value of the options, RSUs and PRSUs granted was determined by the Compensation Committee with the assistance of our Chief Executive Officer, other than with respect to the grants made to Mr. Meyer which were determined by the Compensation Committee.

The PRSUs granted by the Compensation Committee in 2019 are subject to achievement of a two-year, cumulative free cash flow target established by the Compensation Committee, measured over a two-year performance period. The Compensation Committee chose free cash flow as the performance metric for the PRSUs granted in 2019 because it views free cash flow as an important operating metric that is more effectively measured over a multi-year performance period and that aligns our executives’ interests with those of our stockholders. The settlement of PRSUs earned in respect of the applicable two-year performance period is generally subject to the executive’s continued employment with us for an additional vesting period following the end of the applicable performance period. This additional vesting period varies for executive officers but is generally one year. This additional time-based feature serves as a retention tool and results in an equity award that has both time- and performance-based vesting elements.

As described further below, the PRSUs granted to Ms. Witz and Mr. Donnelly during 2019 are eligible to be earned based on the level of achievement of the cumulative free cash flow target established with respect to the two-year performance period consisting of, for Ms. Witz’s grant, the calendar years ending December 31, 2019 and December 31, 2020, and for Mr. Donnelly’s grant, the calendar years ending December 31, 2020 and December 31, 2021, as illustrated below:

Level of Performance Achievement	% of PRSUs Eligible to Vest
Threshold Level	80% of PRSUs granted
Target Level	100% of PRSUs granted

If, at the end of the applicable performance period, the level of free cash flow falls between 80% and 100%, the percentage of PRSUs eligible to vest will be determined based on a straight line interpolation. There were no PRSUs granted to Messrs. Greenstein or Frear in 2019. Each of these executives previously received an equity award that was intended to cover a multi-year period.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

A summary of the terms applicable to grants of stock options, RSUs and PRSUs is set forth below:

Stock Options	RSUs	PRSUs
Stock options have an exercise price equal to the fair market value of our common stock on the date of grant, and reward the executives only if the price of our stock increases following the date of grant.	RSUs align the interests of our executives with the interests of our stockholders by promoting the stability and retention of a high-performing executive team over the longer term. The value ultimately received by our executive officers as a result of the settlement of the RSUs is directly tied to our stock price on the date of settlement.	PRSUs establish a clear connection between the compensation of our executives and the achievement of performance goals that are important for long-term value creation.
Generally time-vest over a period of three or four years in equal annual installments and have a ten-year term.	Time-vest on varying schedules. Some awards vest over a period of three or four years in equal annual or quarterly installments, and others cliff vest at predetermined dates.	Generally cliff vest three years from grant date, subject to achievement of specified performance criteria measured over the applicable performance period.
Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain increases in stockholder value over time.	Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain increases in stockholder value over time.	Vesting is subject to the executive’s continued employment, incentivizing executives to remain with the Company and sustain increases in stockholder value over extended periods of time. In order for the PRSUs granted in 2019 to vest, our free cash flow must meet or exceed 80% of the performance target during a multi-year performance period. 100% of the PRSUs granted will vest upon achievement of 100% or more of the performance target. No more than 100% of the PRSUs can vest even if the results exceed the performance target. The PRSUs will vest, on an interpolated basis, in respect of achievement between 80% and 100% of the performance target. PRSUs, to the extent earned following the performance period, become non-forfeitable, subject to the executive’s continuous employment through an additional vesting period. The Compensation Committee retains the discretion to modify performance targets during the performance period and the vesting schedule of PRSUs.

2020 PROXY STATEMENT	37

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

FISCAL YEAR 2019 PAY RESULTS

2019 Base Salary Decisions

During 2019, the Compensation Committee approved base salary increases for the named executive officers listed in the following table. Such increases were approved in connection with the extension of the applicable executive’s employment agreements or as part of the Compensation Committee’s annual review of executives’ compensation, taking into account any increased duties and responsibilities of the applicable executives.

Ms. Witz	Increased from $750,000 to $1,200,000 in March 2019
Mr. Donnelly	Increased from $875,000 to $1,025,000 in November 2019

None of our other named executive officers received base salary increases in 2019.

Payment of Performance-Based Discretionary Annual Bonuses for 2019

To guide the Compensation Committee in determining bonus amounts for the named executive officers, in 2019, the Compensation Committee adopted a bonus plan that generally measured our performance using various criteria, such as increases in subscribers, revenue, adjusted EBITDA and the level of Pandora’s MAUs. This plan did not require the Compensation Committee to provide a guaranteed bonus or a minimum bonus to any of the named executive officers. Rather, this plan is used by the Compensation Committee as one set of factors in evaluating and benchmarking bonus amounts for the named executive officers.

In connection with bonus awards with respect to 2019, the Compensation Committee carefully reviewed our performance against the key metrics described above in our budget and business plan. Following its review of our 2019 performance, the Compensation Committee:

•	approved a cash pool for annual bonuses to be divided among our employees, other than our named executive officers and senior management;

•	approved individual annual bonus amounts to each of the named executive officers; and

•	reviewed and approved the payments to other members of our senior management who are not included as named executive officers in this proxy statement.

The actual amount of the bonus paid to each named executive officer was based on a combination of factors, including our 2019 corporate performance, their individual contributions and performance in their areas of responsibility and, with respect to all named executive officers other than himself, recommendations made by our Chief Executive Officer. Bonuses were not awarded or based upon pre-established performance measures that were communicated to the named executive officers in advance. The various specific factors taken into consideration in determining the bonus amounts for the named executive officers are set forth below. The bonus amount for our Chief Executive Officer is discussed below under the heading “2019 Compensation Snapshot: Compensation of Our Chief Executive Officer.”

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Mr. Greenstein was awarded a bonus for his contributions during the year, including:

•	his continuing creative contributions to our programming;

•	his continued enhancement of our programming, including entering into agreements with: Drake and U2 to launch new music channels, Netflix to create a new comedy channel, and Marvel to create exclusive podcasts; launching a collaboration with UNINTERRUPTED, the athlete-empowered brand founded by LeBron James and Maverick Carter, to add exclusive athlete playlists; adding more than 100 new music channels to our streaming service; renewing our agreements with Andy Cohen, Christopher “Mad Dog” Russo and Mike Kryzewski; and hosting performances by Lady Gaga, Taylor Swift, Mumford & Sons, Dave Matthews, Billie Eilish, Coldplay, Phish, Billy Joel, the Chainsmokers and Lizzo;

•	streamlining and introducing efficiencies into our programming operations;

•	managing and growing to record levels our SiriusXM advertising sales;

•	understanding and analyzing customer satisfaction levels as they relate to our programming and content offerings; and

•	his role in supporting the continued integration of our Pandora business, particularly in our programming operations.

Ms. Witz was awarded a bonus for her contributions during the year, including:

•	leading our marketing campaigns that contributed to increasing our net self-pay subscribers by approximately 1.1 million, or 4%, to reach nearly 30 million at year end 2019;

•	growing trial subscription starts through programs with automakers, dealers and other third parties;

•	continuing to focus on our customer retention efforts, resulting in stable subscriber churn rate of 1.7% in 2019;

•	implementing subscriber rate increases and upsell strategies to grow revenue and improve average revenue per subscriber;

•	launching several new initiatives to enhance access to, and features in, our SiriusXM streaming service;

•	managing our marketing and customer service efforts across a broad range of channels, including paid media, direct marketing, digital channels and call centers;

•	leading our automotive business to increase the penetration rate of our service in new and used vehicles; and

•	her role in supporting the continued integration of our Pandora business, particularly in the area of marketing operations.

Mr. Frear was awarded a bonus for his contributions during the year, including:

•	his regular on-going contributions as our Chief Financial Officer, including his role in managing our fixed and variable costs;

•	managing our stock buyback program effectively and efficiently to purchase more than 364 million shares in 2019;

•	his efforts in the continued integration of Pandora’s operations, particularly in the areas of information technology, financial planning and reporting;

•	supervising our satellite procurement efforts; and

•	continuing to oversee the development and management of our information technology systems.

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EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

Mr. Donnelly was awarded a bonus for his contributions during the year, including:

•	his regular on-going contributions in providing effective legal support, including the management of various complex legal and regulatory issues and key strategic transactions;

•	providing sound and timely advice to senior management and our board of directors;

•	managing our litigation and our legal expenses in the face of the increasing complexity of our business;

•	assisting in the negotiation and execution of various agreements with third parties that are essential to our operations; and

•	his role in supporting the continued integration of our Pandora business, particularly his efforts to evaluate and manage the legal-related risks associated with the Pandora acquisition and integration.

Based on the foregoing, the Compensation Committee approved the specific annual bonus amounts set forth in the Summary Compensation Table under the “Bonus” column for each of the above named executive officers.

Long-Term Equity Grants for 2019

We make grants of equity-based compensation to incentivize our executives to continue providing meaningful and effective services to our customers and stockholders. The long-term nature of the awards serves as our primary retention tool.

During 2019, our long-term equity grants generally consisted of stock options, RSUs and PRSUs (except for Mr. Meyer who, during 2019, received only RSUs). The grant date target value of the options, RSUs and PRSUs granted was determined by the Compensation Committee (with the assistance of our Chief Executive Officer). The number of stock options granted was equal to the total target value of the executive’s individual stock option grant calculated under the Black-Scholes-Merton model. The number of RSUs and PRSUs granted was equal to the total target value of the executive’s individual RSU and PRSU grant divided by the per share closing price of our common stock reported on NASDAQ on the grant date of the award.

The grant date fair value of the awards is identified in the Summary Compensation Table under the “Stock Awards” and the “Option Awards” columns, and in the “Grants of Plan-Based Awards in 2019” table. The specific grants made to each executive are described below.

In August 2018, we entered into an employment agreement with Mr. Meyer to continue serving as our Chief Executive Officer through December 31, 2019. In connection with the execution of that agreement, on January 2, 2019, we granted Mr. Meyer RSUs with a grant date value of $7,500,000 that cliff vested on December 31, 2019. The vesting of those RSUs was subject to Mr. Meyer’s continued employment through the vesting period.

In March 2019, we entered into a new employment agreement with Ms. Witz to serve as our President, Sales, Marketing and Operations. In connection with her new agreement, we granted Ms. Witz stock options and RSUs with a grant date fair value equal to $3,000,000 and $3,000,000, respectively. The vesting of these stock options and RSUs is generally subject to Ms. Witz’s continued employment through the applicable vesting dates. We also granted PRSUs to Ms. Witz with a grant date fair value equal to $6,000,000. The PRSUs are eligible to vest based on the achievement of the cumulative free cash flow target established by our board of directors for the performance period beginning January 1, 2019 and ending December 31, 2020. The vesting and settlement of the PRSUs earned in respect of this performance period is subject to Ms. Witz’s continued employment with us until March 5, 2022, at which time the PRSUs earned in respect of the performance period will vest and settle in shares of our common stock.

In November 2019, we entered into a new employment agreement with Mr. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary. In connection with his new agreement, we granted Mr. Donnelly stock options and RSUs with a grant date fair value equal to $2,000,000 and $2,000,000, respectively. The vesting of these stock options and RSUs is generally subject to Mr. Donnelly’s continued employment through

40	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

the applicable vesting dates. We also granted Mr. Donnelly PRSUs with a grant date fair value equal to $4,000,000. The PRSUs are eligible to vest based on the cumulative free cash flow target established by our board of directors for the performance period beginning January 1, 2020 and ending December 31, 2021. The vesting and settlement of the PRSUs earned in respect of this performance period is subject to Mr. Donnelly’s continued employment with us until November 22, 2022, at which time the PRSUs earned in respect of the performance period will vest and settle in shares of our common stock.

There were no long-term equity grants made to Messrs. Frear or Greenstein in 2019. Each of these executives had previously received an equity award that was intended to cover a multi-year period. These equity-based awards are further described under “Outstanding Equity Awards at Fiscal Year-End 2019”.

Dividend Equivalent Units

Dividend Equivalent Units (“DEUs”) are granted to each executive if, on any date while RSUs or PRSUs are outstanding, we pay a dividend on our common stock (other than a dividend payable in common stock). The number of RSUs and PRSUs granted to the executive are, as of the record date for such dividend payment, increased by a number of RSUs or PRSUs, as applicable, equal to: (a) the product of (x) the number of RSUs or PRSUs held by the executive as of such record date, multiplied by (y) the per share amount of any cash dividend (or, in the case of any dividend payable, in whole or in part, other than in cash, the per share value of such dividend, as determined in good faith by us), divided by (b) the average closing price of a share of our common stock on NASDAQ on the twenty trading days preceding, but not including, such record date. DEUs are subject to the same vesting and other terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan.

2020 PROXY STATEMENT	41

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

2019 COMPENSATION SNAPSHOT: COMPENSATION OF OUR CHIEF EXECUTIVE OFFICER

The material terms of Mr. Meyer’s employment agreement in effect during 2019 are described below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements—James E. Meyer.”

The Compensation Committee believes that Mr. Meyer’s qualifications and substantial industry experience are critical components of our operational success and that his compensation, including the base salary and equity-based compensation, is, taken as a whole, appropriate under the circumstances.

In February 2020, Mr. Meyer received a cash bonus of $8,750,000 in recognition of his significant performance and contributions in 2019, including:

Maintaining SiriusXM as one of the largest subscription-based media companies in the United States by increasing our net self-pay subscribers in 2019 by 1.1 million, resulting in a total subscriber base of more than 34.9 million subscribers at year end, an increase of approximately 2.6% as compared to the total subscriber base for 2018
Increasing our total 2019 revenue to $7.8 billion, an increase of 8% on a pro forma basis from 2018
Achieving adjusted EBITDA growth of 14% to $2.4 billion
Overseeing over $2.1 billion of stock repurchases and paying dividends of approximately $226 million
Successfully completing our acquisition of Pandora and increasing Pandora’s total revenue by 10% to $1.7 billion
Fostering strong leadership and cohesion among our senior management by leading our strategic thinking and initiatives and by championing our technology and business initiatives
Reaching new agreements with Nissan that continue until 2028 and with General Motors that expands installation of SiriusXM’s 360L service to nearly 1 million GM vehicles
Entering into an agreement with Google to make SiriusXM available on Google Nest speakers and displays via Google Assistant
Managing our significant investments in research and development
Focusing on our customer experience
Continuing to expand our ability to identify and acquire subscribers in certified pre-owned and other used vehicles and managing our investment in infrastructure in this area
Entering into agreements with: Drake and U2 to launch new music channels, Netflix to create a new comedy channel, and Marvel to create exclusive podcasts; launching a collaboration with UNINTERRUPTED, the athlete-empowered brand founded by LeBron James and Maverick Carter, to add athlete playlists; adding more than 100 new music channels to our streaming service; renewing our agreements with Andy Cohen, Christopher “Mad Dog” Russo and Mike Kryzewski; and hosting performances by Lady Gaga, Taylor Swift, Mumford & Sons, Dave Matthews, Billie Eilish, Coldplay, Phish, Billy Joel, the Chainsmokers and Lizzo
Continuing to foster a corporate culture based on integrity, respect and compliance and reinforcing our diversity and inclusion initiatives

42	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

OTHER BENEFITS PROVIDED TO NAMED EXECUTIVE OFFICERS

Retirement and Other Employee Benefits

We maintain broad-based benefits for all employees, including health and dental insurance, life and disability insurance and a 401(k) savings plan, including a matching component for that plan. Our named executive officers are eligible to participate in all of our employee benefit plans on the same basis as other employees.

Our 401(k) savings plan allows eligible employees to voluntarily contribute from 1% to 50% of their pre-tax eligible earnings, subject to certain statutorily defined limits. We match 50% of an employee’s voluntary contributions per pay period on the first 6% of an employee’s pre-tax salary up to a maximum of 3% of eligible compensation. Employer matching contributions under the plan vest at a rate of 33.33% for each year of employment and are fully vested after three years of employment for all current and future contributions.

Deferred Compensation Plan

We also maintain the Sirius XM Holdings Inc. Deferred Compensation Plan for employees at the level of vice president and above, which provides a tax-efficient method for participants to defer certain portions of their compensation. The Deferred Compensation Plan is unfunded and unsecured, and participation is voluntary. We do not provide any matching contributions to the Deferred Compensation Plan. A description of the Deferred Compensation Plan is included under “Non-Qualified Deferred Compensation.” The contributions, earnings and account balances for the named executive officers in the Deferred Compensation Plan are described in the “Non-Qualified Deferred Compensation” table.

Perquisites and Other Benefits for Named Executive Officers

The Compensation Committee supports providing other benefits to named executive officers that are almost identical to those offered to our other full time employees and are provided to similarly situated executives at companies with which we compete for executive talent.

In limited circumstances, a named executive officer may receive certain tailored benefits. In connection with the renegotiation of his employment agreement in October 2019, we renewed our Use of Private Aircraft Agreement with Mr. Meyer pursuant to which he is entitled to personal use of a private aircraft arranged by us for up to 100 hours of flight time per year through the earlier of (i) December 31, 2020, or (ii) the termination of his employment. Mr. Meyer will incur taxable income, calculated in accordance with the Standard Industry Fare Level formula or a comparable successor provision, for any personal use of such private aircraft in accordance with this policy. We have no obligation to provide Mr. Meyer with any “gross up” in respect of any taxes related to this benefit. The aggregate incremental value attributable to the cost of this benefit per year for Mr. Meyer was less than 10% of his compensation for 2019. The board believes that Mr. Meyer’s ability to use private aircraft for personal travel allows him to travel more safely and efficiently than he would otherwise be able to if he were traveling by public means.

Payments to Named Executive Officers Upon Termination or Change in Control

The employment agreements with our named executive officers provide for severance payments upon an involuntary termination of employment without “cause” or a termination of employment for “good reason” (as each term is defined in their employment agreement). Pursuant to his employment agreement, Mr. Meyer will also be entitled to receive certain severance payments in connection with his termination for death or disability. While these arrangements vary among executives due to individual negotiations, none of our employment agreements with our named executive officers include any golden parachute excise tax gross-ups. The material terms of these agreements are described under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements.”

2020 PROXY STATEMENT	43

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

None of the employment agreements for the named executive officers provide for any payments solely due to a change in control. Under the terms of the 2015 Plan, if the employment of any of our named executive officers is terminated by us without cause, or by the executive for good reason, within two years following a change in control, then in accordance with the 2015 Plan, their equity awards are subject to accelerated vesting.

We believe that these severance arrangements appropriately mitigate some of the risk that exists for executives working in our highly competitive industry. These arrangements are intended to retain highly qualified executives who could have other job alternatives that may appeal to them, in the absence of these arrangements, to be less risky, and such arrangements are designed to allow the executives to focus exclusively on our interests and growth strategies.

FISCAL YEAR 2020 COMPENSATION CONSIDERATIONS

The Compensation Committee plans to review our executive compensation program in 2020 with a view toward ensuring that it continues to provide the correct incentives and is properly sized given the scope and complexity of our business and the competition we face. The Compensation Committee also plans to monitor and assess the effects of the coronavirus (COVID-19) pandemic on our compensation plans and practices. At this point, the full extent to which the coronavirus may negatively impact the Company’s results and operations is uncertain. The actual effects of the coronavirus on the Company’s businesses depends on many factors beyond our employees’ control, and the effects are difficult to assess or predict with meaningful precision both generally and specifically as to our Sirius XM and Pandora businesses. However, the negative effects of the coronavirus will be material to our business. The Compensation Committee understands that, when the short- and long-term effects of the corona virus pandemic on the Company are better understood, it may be prudent to make changes to our existing compensation plans to protect the interests of stockholders and ensure that the Company can attract and retain the senior management talent that is critical to the execution of our business plan and continuing strategy.

In 2020, we intend to continue incorporating PRSUs into grants of equity-based awards to our named executive officers when determined by the Compensation Committee to be appropriate. Historically, the Compensation Committee has chosen to award PRSUs to those executive officers who the Compensation Committee believes will have a significant impact on our financial, operational and strategic goals. The specific mix of equity-based compensation granted will be determined by the Compensation Committee with the assistance of our Chief Executive Officer and by using their collective informed judgment, taking into account the executive’s role and responsibilities and our overall performance.

Due to the repeal of the exception provided under Section 162(m) of the Internal Revenue Code regarding the deductibility of certain performance-based compensation, the Compensation Committee does not intend to adopt a bonus program for 2020 that retains all of the previously-required elements of qualified performance-based compensation, but still intends to continue incorporating performance-based elements into its annual bonus program for 2020 for senior management.

In October 2019, we entered into a new employment agreement with Mr. Meyer to continue to serve as our Chief Executive Officer through December 31, 2020. In connection with the execution of that agreement, in 2020 we granted Mr. Meyer RSUs with a grant date value of $10,000,000. Those RSUs cliff vest on December 31, 2020. There was no change in Mr. Meyer’s base salary. This employment agreement was the result of extensive discussions with Mr. Meyer and the Chairman of the Compensation Committee regarding, among other things, our long-term succession planning. The Compensation Committee and the board of directors believe that Mr. Meyer remains uniquely qualified to execute our business plan and pursue our strategic initiatives and, in their business judgment, concluded that the terms of this employment agreement, including the amount and structure of the equity-based compensation, was reasonable and appropriate in light of the circumstances and taken as a whole. The material terms of Mr. Meyer’s new employment agreement are described below under “Potential Payments or Benefits Upon Termination or Change in Control—Employment Agreements—James E. Meyer.”

44	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • COMPENSATION DISCUSSION AND ANALYSIS

STOCK OWNERSHIP REQUIREMENT

We do not require that executives accumulate and maintain a minimum level of stock ownership in us.

CLAWBACK/RECOUPMENT

Any compensation or equity awards provided to the named executive officers are subject to clawback as may be required pursuant to any law, regulation or stock exchange listing requirement. Our employment agreements with our named executive officers include provisions permitting us to clawback compensation to the extent it may be required pursuant to any law, regulation or stock exchange listing requirement.

ANTI-HEDGING AND PLEDGING POLICY

Our officers, directors and employees are prohibited from engaging in short sales of our securities and from engaging in transactions in publicly-traded derivative securities, such as options, puts, calls and other derivative securities based on the value of our securities, including any hedging, monetization or similar transactions designed to decrease the risks associated with holding our securities, such as zero-cost collars and forward sales contracts. As a result, our officers, directors and employees cannot insulate themselves from the effects of poor stock price performance. In addition, our officers, directors and employees are prohibited from pledging our securities as collateral for any loan or holding our securities in a margin account.

COMPENSATION RISK ASSESSMENT

The Compensation Committee regularly reviews the risk-reward balance of our compensation programs and does not believe that any risks that may arise from our compensation policies and practices are reasonably likely to have a material adverse effect on us. The Compensation Committee considered various factors that have the effect of mitigating compensation-related risks and have reviewed our compensation policies and practices for our employees, including the elements of our executive compensation programs, to determine whether any portion of such compensation encourages excessive risk taking.

POLICY WITH RESPECT TO SECTION 162(M) OF THE INTERNAL REVENUE CODE

Historically, the Compensation Committee has endeavored to maximize deductibility of compensation under Section 162(m) to the extent practicable while maintaining competitive compensation levels. Under Section 162(m), we were historically prohibited from deducting certain forms of compensation in excess of $1,000,000 paid to our “covered employees” as defined in Section 162(m), which, prior to its amendment, included our Chief Executive Officer and three other most highly compensated executive officers (other than our Chief Financial Officer). An exception to this $1,000,000 deduction limitation was previously available with respect to compensation that qualified as “performance-based compensation” under Section 162(m).

As a result of the Tax Cuts and Jobs Act that went into effect on December 22, 2017, this exception for performance-based compensation is no longer available for taxable years beginning after December 31, 2017, unless such compensation qualifies for certain transitional relief contemplated in this legislation for certain written contracts in place as of November 2, 2017. Therefore, certain compensation paid to our covered employees under our annual bonus programs and certain of our long-term equity awards under our 2015 Plan that may have originally been designed with the intent that such amounts qualify as performance-based compensation are no longer expected to be deductible. In addition, beginning in 2018, the definition of “covered employees” includes any individual who served as the CEO or CFO at any time during the taxable year and the three other most highly compensated officers (other than the CEO and CFO) for the taxable year, and once an individual becomes a covered employee for any taxable year beginning after December 31, 2016, that individual will remain a covered employee for all future years, including following any termination of employment.

2020 PROXY STATEMENT	45

EXECUTIVE COMPENSATION • COMPENSATION COMMITTEE REPORT

The Compensation Committee has considered the deductibility of compensation as one factor in determining the structure of compensation awards. The Compensation Committee also looks at other factors in making its decisions, and believes that it is important to retain flexibility in designing compensation programs that are in the best interests of the Company and its stockholders, even if such compensation is not deductible for tax purposes. This flexibility may include amending or modifying certain elements of our compensation programs that the Compensation Committee determines to be consistent with our business needs, even if such compensation is not tax deductible. The Compensation Committee does not believe that the lost deduction on compensation payable in excess of $1 million for the named executive officers is material relative to the benefit of being able to attract and retain talented management; however, the Compensation Committee still expects to continue to incorporate performance-based elements into our executive compensation programs.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based on such review and discussion, the Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Compensation Committee CARL E. VOGEL, Chairman GEORGE W. BODENHEIMER MARK D. CARLETON JAMES P. HOLDEN

46	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • SUMMARY COMPENSATION TABLE

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 31, 2019 for services rendered to us during each of the past three fiscal years. These five officers are referred to herein as the “named executive officers.”

Name and Principal Position	Year	Salary $	Bonus(1) $	Stock Awards(2) $	Option Awards(2) $	Nonqualified Deferred Compensation Earnings(3) $	All Other Compensation(4) $	Total $
James E. Meyer	2019	2,000,000	8,750,000	7,499,997	—	—	528,834	18,778,831
Chief Executive Officer	2018	1,994,615	8,000,000	7,500,001	—	—	139,337	17,633,953
	2017	1,800,000	7,750,000	—	—	—	113,811	9,663,811
Scott A. Greenstein	2019	1,601,923	2,900,000	—	—	—	54,231	4,556,154
President and Chief Content Officer	2018	1,500,000	2,750,000	11,250,004	3,750,000	—	41,191	19,291,195
	2017	1,500,000	2,600,000	—	—	—	57,737	4,157,737
Jennifer C. Witz	2019	1,118,654	2,900,000	8,999,998	3,000,000	—	64,674	16,083,326
President, Sales, Marketing and Operations	2018	741,154	2,200,000	1,875,000	625,000	—	36,762	5,477,916
	2017	538,942	1,500,000	1,875,000	625,001	—	33,534	4,572,477
David J. Frear	2019	1,400,000	2,750,000	—	—	—	68,342	4,218,342
Senior Executive Vice President and Chief Financial Officer	2018	1,316,154	2,650,000	8,999,997	2,999,999	—	18,056	15,984,206
	2017	1,200,000	2,500,000	—	—	—	8,100	3,708,100
Patrick L. Donnelly	2019	875,000	2,000,000	6,000,002	2,000,000	—	46,770	10,921,772
Executive Vice President, General Counsel and Secretary	2018	875,000	1,800,000	—	—	—	47,813	2,722,813
	2017	875,000	1,750,000	—	—	—	48,244	2,673,244
(1)	The amounts reflected in this column are the gross amounts of each named executive officer’s annual bonus award payable in respect of the fiscal year to which such amount relates. See the discussion under the heading “Fiscal Year 2019 Pay Results—Payment of Performance-Based Discretionary Annual Bonuses for 2019” for additional details on bonus awards for 2019.
(2)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019. The grant date fair value for the PRSUs granted to Ms. Witz and Mr. Donnelly during 2019 was based on the probable outcome of the performance conditions applicable to such PRSUs, which, as of the grant date, was equal to the target level. Assuming the highest level of performance achievement as of the grant date, the grant date fair value of the PRSUs would have been $6,000,001 for Ms. Witz and $3,999,999 for Mr. Donnelly.
(3)	We do not provide above-market or preferential earnings on deferred compensation.
(4)	For each named executive officer, the amount in the “All Other Compensation” column for 2019 reflects matching contributions by us under our 401(k) savings plan and DEUs granted with respect to unvested RSU awards. In connection with the payments of our quarterly dividends in the amount of $0.0121 per share on February 28, 2019, May 31, 2019 and August 30, 2019, and in the amount of $0.01331 per share on November 29, 2019, our named executive officers were credited with DEUs in the form of RSUs in respect of their unvested stock awards pursuant to the terms of the applicable award agreements. The values of such DEUs were calculated using a twenty day average price of our common stock prior to the record dates for such dividends. The value of the DEUs granted for each of the named officers is as follows: Mr. Meyer: $63,258; Mr. Greenstein; $45,831; Ms. Witz: $56,274; Mr. Frear: $59,942; and Mr. Donnelly: $38,370.
For Mr. Meyer, the amount in the “All Other Compensation” column for 2019 also includes $457,176, the aggregate incremental cost to us in 2019 associated with his personal use of a private aircraft arranged by us.

2020 PROXY STATEMENT	47

EXECUTIVE COMPENSATION • GRANTS OF PLAN-BASED AWARDS IN 2019

Grants of Plan-Based Awards in 2019

The following table provides information with respect to equity grants made during fiscal year 2019 to the named executive officers.

					All Other Stock Awards:	All Other Option Awards:	Exercise	Grant Date
		Estimated Future Payouts Under Equity Incentive Plan Awards(1)(2)			Number of Shares of Stock or	Number of Securities Underlying	or Base Price of Option	Fair Value of Stock and Option
		Threshold	Target	Maximum	Units	Options	Awards	Awards
Name	Grant Date	(#)	(#)	(#)	(#)(2)	(#)(2)	($/Sh)(3)	($)(4)
James E. Meyer	1/02/2019	—	—	—	1,271,186	—	—	7,499,997
Scott A. Greenstein	—	—	—	—	—	—	—	—
Jennifer C. Witz	3/05/2019	—	—	—	—	2,277,882	6.03	3,000,000
	3/05/2019	—	—	—	497,512	—	—	2,999,997
	3/05/2019	796,020	995,025	995,025	—	—	—	6,000,001
David J. Frear	—	—	—	—	—	—	—	—
Patrick L. Donnelly	11/22/2019	—	—	—	—	1,463,135	6.805	2,000,000
	11/22/2019	—	—	—	293,902	—	—	2,000,003
	11/22/2019	470,242	587,803	587,803	—	—	—	3,999,999
(1)	The PRSUs granted to Ms. Witz on March 5, 2019 were in connection with her employment agreement dated March 5, 2019. The PRSUs granted to Mr. Donnelly on November 22, 2019 were in connection with his employment agreement dated November 22, 2019. The PRSUs are earned subject to achievement of a cumulative free cash flow target, established by the Compensation Committee, measured over a two-year performance period. The PRSUs vest in full upon achievement of 100% or more of the free cash flow target. If the level of free cash flow falls between 80% and 100% of the free cash flow target, then the number of PRSUs that will vest will be determined by straight line interpolation between those percentages. If the level of free cash flow is below the 80% of the target, then none of the PRSUs will vest. The settlement of PRSUs earned in respect of the two-year performance period is subject to the continued employment of Ms. Witz and Mr. Donnelly for an additional period following that performance period.
(2)	Grants were made under the 2015 Plan.
(3)	The exercise price of the options granted to each of the named executive officers is equal to the closing price of our common stock reported on NASDAQ on the dates of grant.
(4)	The aggregate grant date fair value of stock option, RSU and PRSU awards were computed in accordance with FASB ASC 718, Compensation—Stock Compensation, including, in the case of the PRSUs, the probable outcome of the performance conditions. The assumptions used in the valuation of the stock options are discussed in Note 15 to our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

48	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

Outstanding Equity Awards at Fiscal Year-End 2019

The following table provides information with respect to the status at December 31, 2019 of all unvested RSUs and PRSUs and exercisable and unexercisable stock options awarded to each of the named executive officers:

	Option Awards				Stock Awards(1)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
James E. Meyer(2)	7,128,894	—	3.3000	5/02/2023	—	—	—	—
	6,279,313	—	3.9000	8/11/2025	—	—	—	—
Scott A. Greenstein(3)	3,601,867	—	3.9600	5/24/2026	—	—	—	—
	1,060,291	2,120,581	5.5100	12/24/2028	—	—	—	—
	—	—	—	—	457,411	3,270,489	—	—
	—	—	—	—	—	—	1,372,235	9,811,480
Jennifer C. Witz(4)	375,197	187,958	5,5200	8/21/2027	—	—	—	—
	188,699	377,398	6.1100	2/01/2028	—	—	—	—
	—	2,277,882	6.0300	3/05/2029	—	—	—	—
	—	—	—	—	608,285	4,349,238	—	—
	—	—	—	—	—	—	1,439,210	10,290,352
David J. Frear(5)	10,250,000	—	3.9500	7/02/2025	—	—	—	—
	746,268	1,492,534	7.0700	6/01/2028	—	—	—	—
	—	—	—	—	286,204	2,046,359	—	—
	—	—	—	—	—	—	858,614	6,139,090
Patrick L. Donnelly(6)	1,807,549	—	4.6100	11/22/2026	—	—	—	—
	—	1,463,135	6.8050	11/22/2029	—	—	—	—
	—	—	—	—	293,902	2,101,399	—	—
	—	—	—	—	—	—	587,803	4,202,791
(1)	Amounts also include DEUs granted to the executive pursuant to the terms of the award agreements governing each RSU or PRSU, as applicable, to reflect the payment of dividends on our common stock. DEUs vest on the same terms as the related RSUs or PRSUs, as applicable. All DEUs are granted pursuant to the terms of the 2015 Plan. Our practice with respect to crediting DEUs is described in more detail on page 41.
Amounts under “Market Value of Shares or Units of Stock that have not Vested” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” were calculated based on the closing price on NASDAQ of our common stock on December 31, 2019 of $7.15 (the last trading day of the fiscal year). The RSUs and PRSUs are valued at (a) the closing price of the stock at December 31, 2019 multiplied by (b) the number of awards that have not vested. In the table above, the number and market value of the PRSUs reflect target performance achievement as of the grant date for Mr. Greenstein, Ms. Witz, Mr. Frear and Mr. Donnelly upon actual performance. The performance period for the PRSUs granted to Mr. Greenstein is the period beginning January 1, 2019 and ending December 31, 2020. The performance period for the PRSUs granted to Mr. Frear was the period beginning January 1, 2018 and ending December 31, 2019. The performance period for the PRSUs granted to Mr. Donnelly is the period beginning January 1, 2020 and ending December 31, 2021. The performance period for the 2017 and 2018 PRSUs granted to Ms. Witz was the period beginning January 1, 2018 and ending December 31, 2019. The performance period for the remaining PRSUs granted to Ms. Witz is the period beginning January 1, 2019 and ending December 31, 2020. The actual number of shares, with respect to the PRSUs, will be distributed upon the satisfaction of the applicable performance metrics through the performance period and the employee’s continued employment.

2020 PROXY STATEMENT	49

EXECUTIVE COMPENSATION • OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2019

(2)	Outstanding equity awards for Mr. Meyer vest as follows: options granted on May 2, 2013 at an exercise price of $3.30 vested on October 30, 2015; and options granted on August 11, 2015 at an exercise price of $3.90 vested on April 30, 2018.
(3)	Outstanding equity awards for Mr. Greenstein vest as follows: options granted on May 24, 2016 at an exercise price of $3.96 vested in three annual installments from May 24, 2016; options granted on December 24, 2018 at an exercise price of $5.51 vest as follows: 1,060,291 options vested on December 24, 2019; 1,060,291 options vest on December 24, 2020; and 1,060,290 options vest on May 24, 2022. The outstanding RSUs granted to Mr. Greenstein vest as follows: 228,705 RSUs vest on December 24, 2020 and 228,706 RSUs vest on May 24, 2022. The 1,372,235 PRSUs granted to Mr. Greenstein on December 24, 2018 will vest, subject to the satisfaction of the applicable performance metrics through the performance period ending December 31, 2020 and his continued employment, on May 24, 2022.
(4)	Outstanding equity awards for Ms. Witz vest as follows: options granted on August 21, 2017 at an exercise price of $5.52 vest as follows: 187,959 options vested on August 21, 2018; 187,958 options vested on August 21, 2019; and 187,958 options will vest on August 21, 2020; options granted at an exercise price of $6.11 vest in three equal annual installments from date of grant on February 1, 2018; options granted at an exercise price of $6.03 vest in three equal annual installments from date of grant on March 5, 2019. The outstanding RSUs granted to Ms. Witz vest as follows: 34,623 RSUs vested on February 3, 2020; 166,846 RSUs vested on March 5, 2020; 38,503 RSUs vest on August 21, 2020; 34,622 RSUs will vest on February 1, 2021; 166,845 RSUs will vest on March 5, 2021; and 166,846 RSUs will vest on March 7, 2022. The 230,397 PRSUs granted to Ms. Witz on August 21, 2017 will vest, subject to her continued employment, on August 21, 2020. The 207,739 PRSUs granted to Ms. Witz on February 1, 2018 will vest, subject to her continued employment, on February 1, 2021. The 1,001,074 PRSUs granted to Ms. Witz on March 5, 2019 will vest, subject to the satisfaction of the applicable performance metrics through the performance period ending December 31, 2020 and her continued employment, on March 5, 2022.
(5)	Outstanding equity awards for Mr. Frear vest as follows: options granted on July 29, 2015 at an exercise price of $3.95 vested in three equal installments on July 2, 2016, July 2, 2017 and May 30, 2018; options granted on June 1, 2018 at an exercise price of $7.07 vest as follows: 746,268 options vested on June 1, 2019; 746,267 options will vest on June 1, 2020; and 746,267 options will vest on May 31, 2021. The outstanding RSUs granted to Mr. Frear vest as follows: 143,103 RSUs will vest on June 1, 2020; and 143,101 RSUs will vest on May 31, 2021. The 858,614 PRSUs granted to Mr. Frear on June 1, 2018 will vest, subject to his continued employment, on May 31, 2021.
(6)	Outstanding equity awards for Mr. Donnelly vest as follows: options granted on November 22, 2016 at an exercise price of $4.61 vested as follows: 602,517 options vested on November 22, 2017, 602,516 options vested on November 22, 2018, and 602,516 options vested on November 22, 2019; options granted on November 22, 2019 at an exercise price of $6.805 vest as follows: 487,711 options will vest on November 22, 2020; 487,712 options will vest on November 22, 2021; and 487,712 options will vest on November 22, 2022. The RSUs granted to Mr. Donnelly will vest as follows: 97,967 RSUs will vest on November 22, 2020, 97,967 RSUs will vest on November 22, 2021, and 97,968 RSUs will vest on November 22, 2022. The 587,803 PRSUs granted to Mr. Donnelly on November 22, 2019 will vest, subject to the satisfaction of the applicable performance metrics through the performance period ending December 31, 2021 and his continued employment, on November 22, 2022.

All equity awards vest subject to the named executive officer’s continued employment though the applicable vesting date and are subject to earlier vesting upon certain qualifying terminations of employment. See “Potential Payments or Benefits Upon Termination or Change in Control.”

50	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • OPTION EXERCISES AND STOCK VESTED IN 2019

Option Exercises and Stock Vested in 2019

The following table provides information with respect to option exercises and RSUs that vested during 2019:

	Option Awards		Stock Awards

Name	Number of Shares Exercised (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
James E. Meyer(3)	7,000,000	20,300,000	1,281,526	9,086,019
Scott A. Greenstein	—	—	724,630	4,294,536
Jennifer C. Witz	1,454,395	3,039,772	455,572	2,861,242
David J. Frear(3)	1,000,000	2,995,000	142,530	756,834
Patrick L. Donnelly	—	—	777,379	5,410,510
(1)	Value realized on exercise is the amount equal to the difference between (a) the price on NASDAQ of the stock acquired upon exercise on the exercise date less (b) the exercise price, multiplied by the number of options exercised.
(2)	Value realized on vesting is the amount equal to (a) the closing price on NASDAQ on the vesting dates multiplied by (b) the number of shares vesting.
(3)	In February 2019, Messrs. Meyer and Frear had a vesting for RSU grants they received as designees to the board of directors of Pandora Media, Inc. The amounts in this Option Exercises and Stock Vested in 2019 table do not include the compensation they received from Pandora Media, Inc. for serving on its board of directors and committees of the board of directors.

Non-Qualified Deferred Compensation

The following table provides information with respect to Sirius XM Holdings Inc. Deferred Compensation Plan, a nonqualified deferred compensation plan, for 2019:

Name	Executive Contributions(1) ($)	Employer Contributions ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End(3) ($)
James E. Meyer	—	—	1,284,388	—	9,615,997
Scott A. Greenstein	—	—	—	—	—
Jennifer C. Witz	2,175,000	—	356,896	—	5,357,481
David J. Frear	962,500	—	938,579	—	5,228,301
Patrick L. Donnelly	—	—	—	—	—
(1)	These amounts represent the cash bonus that was earned during fiscal 2019 but the receipt of which was deferred. This includes amounts earned during fiscal 2019 but credited to such executive officers’ deferred compensation accounts after the end of fiscal 2019. Amounts in this column are included in the Summary Compensation table under “Bonus” for fiscal 2019. For Mr. Frear, the amount includes $962,500 of his 2019 annual bonus, and for Ms. Witz, the amount includes $2,175,000 of her 2019 annual bonus.
(2)	Amounts in this column are not reported as compensation for fiscal year 2019 in the “Summary Compensation Table” since they do not reflect above-market or preferential earnings. Deferrals may be allocated among investment options that are similar to the investment options available under the Sirius XM 401(k) Savings Plan. Of the available investment options, the one-year rate of return during 2019 ranged from 2.15% to 31.46%.
(3)	Employee year-end balance in this column includes the deferral amount from the executive’s 2019 bonus paid in 2020.

The Deferred Compensation Plan provides a tax-efficient method for participants to defer certain portions of their compensation. Participation in the Deferred Compensation Plan is available to certain of our senior officers, including our named executive officers, and members of our board of directors.

2020 PROXY STATEMENT	51

EXECUTIVE COMPENSATION • POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Our named executive officers are eligible to participate on the same terms as other eligible employees. Although the Compensation Committee deemed the Deferred Compensation Plan to be an important benefit to participants, it is not included in any quantitative valuation with respect to the three main components of our executive compensation packages, because participation in the Deferred Compensation Plan, and to what extent, is at each participant’s discretion and there is no matching contribution from us at this time.

Pursuant to the Deferred Compensation Plan, eligible employees may elect to defer up to 50% of their cash-paid base salary; and up to 75% of their annual cash bonus. We may elect to make additional contributions beyond amounts deferred by participants, but we are under no obligation to do so. At the time of making a deferral election, participants designate the time and form of the distribution of deferrals to be made for the year to which that election relates. Distributions may occur earlier upon a change in control or a termination of employment, subject to certain conditions provided for under the Deferred Compensation Plan and Section 409A of the Internal Revenue Code.

Participants have the opportunity to designate the investment funds to which the deferred amounts are to be credited. All investment gains and losses in a participant’s account under the Deferred Compensation Plan are immediately vested and entirely based upon the investment selections made by the participant. We do not pay guaranteed, above-market or preferential earnings on this deferred compensation. The available investment choices are similar to the choices available under the Sirius XM Radio 401(k) Savings Plan. Participants may change the investment selections for new payroll deferrals as frequently as each semi-monthly pay cycle. Investment selections for existing account balances may be changed daily. Any changes (whether to new deferrals or existing balances) may be made through an internet site or telephone call center maintained by the plan’s third-party record keeper. We have established a grantor (or “rabbi”) trust to facilitate payment of our obligations under the Deferred Compensation Plan.

Potential Payments or Benefits Upon Termination or Change in Control

EMPLOYMENT AGREEMENTS

We have employment agreements with each of our named executive officers that contain provisions regarding payments or benefits upon a termination of employment. We do not have any provisions in any of our employment agreements for the named executive officers that provide for any payments solely in the event of a change in control.

None of the employment agreements with our named executive officers provides for a so-called “golden parachute” excise tax gross-up. Each of the employment agreements with our executive officers includes a compensation clawback provision, pursuant to which any incentive-based or other compensation paid to an executive officer by us or any of our affiliates is subject to deductions and clawback as required by applicable law, regulation or stock exchange listing requirement.

James E. Meyer

In October 2019, we entered into an employment agreement with Mr. Meyer to continue to serve as our Chief Executive Officer through December 31, 2020, subject to earlier termination in accordance with the terms of his employment agreement. In connection with the execution of this agreement, on January 2, 2020, we granted RSUs to Mr. Meyer with a grant date value of $10,000,000. Those RSUs cliff vest on December 31, 2020. Mr. Meyer’s base salary of $2,000,000 remained unchanged. Mr. Meyer will continue to have the opportunity to earn an annual bonus in an amount determined by the Compensation Committee. We are also obligated to offer Mr. Meyer a three-year consulting agreement upon the expiration of this employment agreement on December 31, 2020. Pursuant to that consulting agreement, Mr. Meyer would be paid a fee of $3,200,000 per year.

52	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

Under this employment agreement, if Mr. Meyer’s employment is terminated by us without “cause” or he terminates his employment for “good reason”, or if his employment is terminated for death or disability (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (i) reimburse Mr. Meyer for continued health benefits and, except in the case of death or disability, life insurance benefits, through the expiration of his employment agreement on December 31, 2020, (ii) pay him a lump sum equal to the remaining amount of Mr. Meyer’s base salary through the expiration of his employment agreement on December 31, 2020, (iii) pay him a pro-rated bonus based on his actual performance for 2020, and (iv) pay him a lump sum of $9,600,000 as compensation for any lost consulting agreement.

In October 2019, we also renewed our agreement with Mr. Meyer that entitles him to 100 hours of personal flight time per year on a private aircraft. This agreement will expire on the first to occur of (i) the date that Mr. Meyer ceases to be employed by us as a full-time employee under his employment agreement and (ii) December 31, 2020. Personal use of the aircraft is treated as income to Mr. Meyer in accordance with the applicable tax rules. We have no obligation to provide Mr. Meyer with any “gross up” in respect of any taxes related to this benefit.

Scott A. Greenstein

In December 2018, we entered into an employment agreement with Mr. Greenstein to continue to serve as our President and Chief Content Officer through May 24, 2022, subject to earlier termination in accordance with the terms of his employment agreement. The agreement provides for an annual base salary of $1,600,000, subject to increases approved by the Compensation Committee. Mr. Greenstein is also entitled to participate in any bonus plans generally offered to our executive officers, with an annual target bonus of 150% of his annual base salary.

If Mr. Greenstein’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Greenstein a lump sum amount equal to one and one-half times the sum of (x) his then annual base salary plus (y) the greater of $2,600,000 or the last annual bonus paid (or due and payable) to him, and (2) continue his health and life insurance benefits for eighteen months following his termination date, in each case, at our expense.

Jennifer C. Witz

In March 2019, we entered into a new employment agreement with Ms. Witz to serve as our President, Sales, Marketing and Operations through March 5, 2022, subject to earlier termination in accordance with the terms of her employment agreement. The agreement provides for an annual base salary of $1,200,000, subject to increases approved by the Compensation Committee.

If Ms. Witz’s employment is terminated by us without “cause” or she terminates her employment for “good reason” (each as described in her employment agreement), then, subject to her execution of a release of claims and her compliance with certain restrictive covenants contained in her employment agreement, we are obligated to (1) pay Ms. Witz’s a lump sum amount equal to the sum of (x) her annual base salary in effect as of the termination date plus (y) the greater of $2,200,000 or the last annual bonus paid (or due and payable) to her, and (2) continue her health insurance benefits for eighteen months and her life insurance benefits for one year following her termination date, in each case, at our expense.

David J. Frear

In June 2018, we entered into an employment agreement with Mr. Frear to continue to serve as our Senior Executive Vice President and Chief Financial Officer through May 31, 2021. The employment agreement provides for an annual base salary of $1,400,000, subject to increases approved by the Compensation Committee. Mr. Frear is also entitled to participate in any bonus plans generally offered to our executive officers.

2020 PROXY STATEMENT	53

EXECUTIVE COMPENSATION • POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

If Mr. Frear’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Frear a lump sum amount equal to the sum of (x) his annual base salary in effect as of the termination date and (y) an amount equal to the annual bonus last paid (or due and payable) to him, and (2) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

Patrick L. Donnelly

In November 2019, we entered into an employment agreement with Mr. Donnelly to continue to serve as our Executive Vice President, General Counsel and Secretary through November 22, 2022. The employment agreement provides for an annual base salary of $1,025,000, subject to increases approved by the Compensation Committee. Mr. Donnelly is also entitled to participate in any bonus plans generally offered to our executive officers.

If Mr. Donnelly’s employment is terminated by us without “cause” or he terminates his employment for “good reason” (each as described in his employment agreement), then, subject to his execution of a release of claims and his compliance with certain restrictive covenants contained in his employment agreement, we are obligated to (1) pay Mr. Donnelly a lump sum amount equal to the sum of (x) his annual base salary in effect as of the termination date plus (y) the greater of $1,537,500 or the last annual bonus paid (or due and payable) to him, and (2) continue his health insurance benefits for eighteen months and his life insurance benefits for one year following his termination date, in each case, at our expense.

TREATMENT OF EQUITY-BASED AWARDS UPON TERMINATION OF EMPLOYMENT

Pursuant to the terms of the applicable award agreements, the vesting of any unvested RSUs, PRSUs and stock options held by the named executive officers will accelerate upon a termination (i) by us without “Cause”, (ii) by the named executive officer for “Good Reason”, or (iii) a result of the named executive officer’s death or disability. With respect to outstanding PRSU awards, if any such termination of employment occurs during an active performance period, then the named executive officer will vest in the number of PRSUs subject to the applicable award agreement. If such termination of employment occurs following the end of the applicable performance period, but before the date on which such PRSUs have been settled, then the named executive will vest in the number of PRSUs determined to have been earned based on actual performance achieved during the performance period. In order to receive any accelerated vesting in connection with a termination of employment, named executive officers (or, if applicable, their estates) must execute a release of claims and comply with certain restrictive covenants contained in their employment agreements. If the named executive officer’s employment terminates for any other reason, all unvested equity awards that are outstanding will be forfeited.

SIRIUS XM RADIO INC. 2015 LONG-TERM STOCK INCENTIVE PLAN

All of the named executive officers had outstanding equity awards as of December 31, 2019 that were granted under the 2015 Plan. Under the terms of the 2015 Plan, the outstanding unvested equity awards granted are subject to potential accelerated vesting upon termination without “cause” by the company or termination by the executive for “good reason” during a two year period following a “change of control” (each as defined in the 2015 Plan), to the extent outstanding awards granted under the 2015 Plan are either assumed, converted or replaced by the resulting entity in the event of a change of control.

54	2020 PROXY STATEMENT

EXECUTIVE COMPENSATION • POTENTIAL PAYMENTS OR BENEFITS UPON TERMINATION OR CHANGE IN CONTROL

POTENTIAL PAYMENTS AND BENEFITS

The following table describes the potential payments and benefits under the named executive officers’ agreements and our stock incentive plan to which they would have been entitled if a termination of employment or change in control had occurred as of December 31, 2019:

Name	Triggering Event	Severance Payment ($)(1)	Accelerated Equity Vesting ($)(2)	Continuation of Insurance Benefits ($)(3)	Total ($)(4)
James E. Meyer	Termination due to death or disability	30,350,000	—	30,787	30,380,787
	Termination without cause or for good reason	30,350,000	—	31,567	30,381,567
	Termination without cause or for good reason following a change in control	30,350,000	—	31,567	30,381,567
Scott A. Greenstein	Termination due to death or disability	—	16,559,722	—	16,559,722
	Termination without cause or for good reason	6,750,000	16,559,722	46,147	23,355,869
	Termination without cause or for good reason following a change in control	6,750,000	16,559,722	46,147	23,355,869
Jennifer C. Witz	Termination due to death or disability	—	17,889,683	—	17,889,683
	Termination without cause or for good reason	4,100,000	17,889,683	37,431	22,027,114
	Termination without cause or for good reason following a change in control	4,100,000	17,889,683	37,431	22,027,114
David J. Frear	Termination due to death or disability	—	8,304,851	—	8,304,851
	Termination without cause or for good reason	4,150,000	8,304,851	12,698	12,467,549
	Termination without cause or for good reason following a change in control	4,150,000	8,304,851	12,698	12,467,549
Patrick L. Donnelly	Termination due to death or disability	—	6,808,972	—	6,808,972
	Termination without cause or for good reason	3,025,000	6,808,972	45,757	9,879,729
	Termination without cause or for good reason following change in control	3,025,000	6,808,972	45,757	9,879,729
(1)	Any severance payment due is required to be paid in a lump sum.
(2)	Amounts were calculated based on the closing price on NASDAQ of our common stock on December 31, 2019 (the last trading day of the fiscal year) of $7.15. The accelerated vesting of options is valued at (a) the difference between the December 31, 2019 closing price and the exercise price of the options multiplied by (b) the number of shares of common stock underlying the options. The accelerated vesting of RSUs and PRSUs is valued at the closing price on NASDAQ of our common stock on December 31, 2019 of $7.15 multiplied by the number of shares subject to the applicable RSUs and PRSUs. The PRSUs vest assuming 100% of target level achievement for the performance period during which a termination occurs. The amounts also include DEUs.
(3)	Assumes that health benefits would be continued under COBRA for eighteen months.
(4)	We do not provide any tax gross-ups. In the event a named executive officer would be subject to an excise tax under Section 4999 of the Internal Revenue Code (imposed on individuals who receive compensation in connection with a change of control that exceeds certain specified limits), the benefits to the named executive officer will be reduced to the extent that such benefits do not trigger the excise tax, unless the named executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying applicable excise, income and payroll taxes. Amounts shown are based on preliminary calculations that indicate that, with the exception of Ms. Witz, the amounts payable to each named executive officer would not be subject to the excise tax. With respect to Ms. Witz, the total payout amount shown reflects that Ms. Witz’s total payments would be reduced by an estimated amount of $2,628,822 in accordance with her employment agreement. Estimated amounts may materially differ from any actual amounts ultimately paid.

2020 PROXY STATEMENT	55

EXECUTIVE COMPENSATION • 2019 CEO PAY RATIO

2019 CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees to the annual total compensation of our Chief Executive Officer.

We determined that, as of December 31, 2019 (the date we identified for purposes of determining our employee population), our employee population consisted of approximately 5,467 individuals, of which 205 employees were located outside the United States. This population consisted of our full-time, part-time, seasonal and temporary workers and did not include any individuals classified as independent contractors. In accordance with the de minimus exemption under Item 402(u) of Regulation S-K, we excluded the group of 205 non-U.S. employees from our total employee population, specifically: thirteen employees from Britain, four employees from Belgium, four employees from Canada, one employee from Germany, three employees from Malaysia, seven employees from the Philippines, and one hundred seventy three employees from Romania. These non-U.S. individuals represented less than 4% of our total estimated employee population as of December 31, 2019 of 5,467 individuals. After excluding these employees and the Chief Executive Officer, we included 5,261 employees in our calculations to identify the median employee.

To identify the median employee from this employee population, we calculated each employee’s total compensation by reviewing employees’ W-2 wages for 2019. Once we identified the employee who fell at the mid-point of our employee population, we calculated all of the elements of that employee’s compensation for the 2019 fiscal year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K to determine the “annual total compensation” for such employee for purposes of calculating the required pay ratio. The annual total compensation of the median employee for 2019 was $137,390. To calculate the annual total compensation of our Chief Executive Officer, we used the amount reported for Mr. Meyer in the “Total” column of the 2019 Summary Compensation Table included in this proxy statement, which was $18,778,831.

Based on Mr. Meyer’s annual total compensation compared to the annual total compensation of our estimated median employee, our estimated pay ratio is 137:1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. The pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

56	2020 PROXY STATEMENT

Item 2—Advisory Vote to Approve Executive Officer Compensation

We provide stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers every three years as disclosed pursuant to the SEC’s compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables) (a “say-on-pay proposal”). We believe it is appropriate to seek and take into account the views of stockholders on the design and effectiveness of our executive compensation program.

Our goal for our executive compensation program is to motivate and retain a talented, entrepreneurial and creative team of executives who will provide leadership for success in the dynamic and highly competitive markets in which we operate. We seek to accomplish this goal in a way that rewards performance and is aligned with our stockholders’ long-term interests. We believe our executive compensation program, which emphasizes long-term equity awards, satisfies this goal and is strongly aligned with the long-term interests of stockholders.

At our 2017 annual meeting of stockholders, over 93% of the votes cast supported the say-on-pay proposal. We encourage our stockholders to evaluate our executive compensation program over a multi-year horizon and to review our named executive officers’ compensation over the past three years as reported in the Summary Compensation Table on page 47. We have in the past been, and will in the future continue to be, engaged with our stockholders on a number of topics and in a number of forums. We view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our stockholders to communicate with us regarding their views on executive compensation. Our executive compensation program is designed to operate over a period of several years and to enhance long-term performance.

The Compensation Discussion and Analysis, beginning on page 28 of this proxy statement, describes our executive compensation program and the decisions made by the Compensation Committee in 2019 in more detail.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we will request that stockholders vote to approve the following resolution at the annual meeting:

RESOLVED, that the compensation paid to the named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables), is hereby approved.

As an advisory vote, this proposal is not binding on us, our board of directors or the Compensation Committee, and will not be construed as overruling a decision by our board of directors or the Compensation Committee or creating or implying any additional fiduciary duty for us, our board of directors or the Compensation Committee. However, the Compensation Committee and our board of directors values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions regarding named executive officers.

Our current policy is to provide stockholders with an opportunity to approve the compensation of the named executive officers every three years at the annual meeting of stockholders. It is expected that the next such vote will occur at our 2023 annual meeting of stockholders.

This vote is not intended to address any specific item of compensation, but rather our executive compensation as disclosed in this proxy statement. Accordingly, your vote will not directly affect or otherwise limit any existing compensation or award arrangement of any of our named executive officers.

The board of directors recommends a vote “FOR” the ratification of the compensation of our executive officers

2020 PROXY STATEMENT	57

Item 3—Ratification of Independent Registered Public Accountants

The Audit Committee is directly responsible for the appointment, compensation (including approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits our financial statements and our internal control over financial reporting. In addition, the Audit Committee assists the board of directors in its oversight of:

•	The integrity of our financial statements and our accounting and financial reporting processes and systems of internal control over financial reporting;

•	Our compliance with legal and regulatory requirements;

•	Our independent auditors’ qualifications, independence and performance;

•	The performance of our internal audit function; and

•	Our assessment of risks and risk management guidelines and policies.

The Audit Committee and the board of directors believe that the continued retention of KPMG LLP (“KPMG”) as our independent registered public accounting firm is in the best interest of our stockholders, and we are asking stockholders to ratify the selection of KPMG as our independent registered public accounting firm for 2020. Although ratification is not required by our By-laws, applicable law or otherwise, the board of directors is submitting the selection of KPMG to stockholders for ratification because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate practice. In the event that our stockholders do not ratify the selection, it will be considered a recommendation to the board of directors and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee may in its discretion select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of KPMG are expected to be present at the annual meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

The board of directors recommends a vote “FOR” the ratification of
KPMG LLP as our independent registered public accountants for 2020.

58	2020 PROXY STATEMENT

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Principal Accountant Fees and Services

The following table sets forth the fees billed to us by KPMG as of and for the years ended December 31, 2019 and 2018:

	For the Years Ended December 31,
	2019	2018
Audit fees(1)	$4,273,705	$2,474,500
Audit-related fees(2)	95,500	93,000
Tax fees(3)	65,000	—
All other fees(4)	—	—
	$4,434,205	$2,567,500
(1)	Audit fees consist of fees for services related to the financial statement audit, quarterly reviews, audit of internal control over financial reporting, accounting consultations with KPMG’s National Office, comfort letters, SEC comment letters, audit services that are normally provided by independent auditors in connection with regulatory filings or engagements, and statutory audits. The amount also includes reimbursement for direct out-of-pocket travel and other sundry expenses.
(2)	Audit-related fees related to audits of employee benefit plans, financial due diligence services and other attestation services required by contract.
(3)	Tax services consist of services relating to state and local tax compliance services. There were no tax fees billed to us in 2018.
(4)	All other fees are for any products or service not included in the first three categories. There were no other fees billed to us in 2019 or 2018.

Pre-Approval Policy for Services of Independent Auditor

It is the Audit Committee’s responsibility to review and consider, and ultimately pre-approve, all audit and permitted non-audit services to be performed by our independent registered public accounting firm. In accordance with its charter, the Audit Committee’s pre-approval policies with respect to audit and permitted non-audit services to be provided by our independent registered public accounting firm are as follows:

•	The independent registered public accounting firm is not permitted to perform consulting, legal, book-keeping, valuation, internal audit, management functions, or other prohibited services, under any circumstances;

•	The engagement of our independent registered public accounting firm, including related fees, with respect to the annual audits and quarterly reviews of our consolidated financial statements is specifically approved by the Audit Committee on an annual basis;

•	The Audit Committee reviews and pre-approves a detailed list of other audit and audit-related services annually or more frequently, if required. Such services generally include services performed under the audit and attestation standards established by regulatory authorities or standard setting bodies and include services related to SEC filings, employee benefit plan audits and subsidiary audits;

•	The Audit Committee reviews and pre-approves a detailed list of permitted non-audit services annually or more frequently, if required; and

•	The Audit Committee pre-approves each proposed engagement to provide services not previously included in the approved list of audit and non-audit services and for fees in excess of amounts previously pre-approved.

The Audit Committee has delegated to the chair of the Audit Committee the authority to approve permitted services by the independent registered public accounting firm so long as he or she reports decisions to the Audit Committee at its next meeting.

All of the services covered under the captions “Audit Fees” and “Audit-Related Fees” were pre-approved by the Audit Committee.

2020 PROXY STATEMENT	59

Report of the Audit Committee

The Audit Committee is composed solely of independent directors meeting the requirements of applicable SEC and NASDAQ rules. Each member is financially literate for audit committee purposes under the NASDAQ rules, and each member of the Audit Committee also qualifies as an “audit committee financial expert” within the meaning of SEC regulations and is “financially sophisticated” within the meaning of the NASDAQ listing standards. The key responsibilities of the Audit Committee are set forth in its charter, which was adopted by us and approved by the board of directors and is posted under “Corporate Governance” in the Investor Relations section of our website at www.siriusxm.com.

As described more fully in its charter, the purpose of the Audit Committee is to assist our board of directors in its general oversight of our financial reporting, internal control and audit functions. Management is responsible for the preparation, presentation and integrity of our consolidated financial statements; accounting and financial reporting principles; and internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. KPMG, our independent registered public accounting firm, is responsible for performing an independent audit of our consolidated financial statements and the effectiveness of internal control over financial reporting in accordance with auditing standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

The Audit Committee has selected KPMG as our independent registered public accountants for 2020. KPMG has served as our independent registered public accountants since 2008. The Audit Committee is responsible for the appointment, compensation and oversight of our independent registered public accountants. The Audit Committee regularly reviews KPMG’s independence and performance in deciding whether to retain KPMG or engage another firm as our independent registered public accountants. In the course of these reviews, the Audit Committee considers, among other things:

•	KPMG’s historical and recent performance on our audit;

•	KPMG’s capability and expertise in handling the breadth and complexity of our operations;

•	the qualifications of the professionals assigned by KPMG to our audit, including their experience, area of expertise and other factors that could, in the Audit Committee’s opinion, affect the delivery by these professionals of services;

•	KPMG’s known legal risks and any significant legal or regulatory proceedings in which it is involved;

•	data on audit quality and performance, including recent PCAOB reports on KPMG and its peer firms;

•	the appropriateness of KPMG’s fees for audit and non-audit services, on both an absolute basis and as compared to its peer firms;

•	KPMG’s independence, including the possible effects of its provision of non-audit fees and services on its independence; and

•	KPMG’s tenure as our independent registered public accountants, including the benefits of having an independent registered public accountant that is familiar with us, and the controls and processes that help ensure KPMG’s independence.

In accordance with SEC rules and KPMG policies, audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to us. For lead and concurring audit partners, the maximum number of consecutive years of service in that capacity is five years. The process for selection of our lead audit partner pursuant to this rotation policy involves a meeting between the Chair of the Audit Committee and the candidate for the role, as well as discussion by the full Audit Committee and with management. The lead audit partner from KPMG assigned to us has served in that role since 2019.

60	2020 PROXY STATEMENT

REPORT OF THE AUDIT COMMITTEE

The Audit Committee engages in an annual evaluation of our independent registered public accounting firm’s qualifications, assessing the firm’s quality of service, the firm’s sufficiency of resources, the quality of the communication and interaction with the firm, and the firm’s independence, objectivity, and professional skepticism. The Audit Committee also considers the advisability and potential impact of selecting a different independent public accounting firm.

The Audit Committee and the board of directors believe that the continued retention of KPMG as our independent registered public accounting firm is in the best interest of our stockholders.

The Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of our results and the assessment of our internal control over financial reporting. The Audit Committee has discussed significant accounting policies applied by us in our financial statements, as well as, when applicable, alternative accounting treatments. Management has represented to the Audit Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG.

The Audit Committee also reviewed and discussed our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. In this regard, the Audit Committee reviewed and discussed, with management and our independent registered public accounting firm, management’s annual report on the effectiveness of internal control over financial reporting as of December 31, 2019 and KPMG’s related attestation report.

The Audit Committee has discussed with KPMG the matters that are required to be discussed under PCAOB standards. The Audit Committee discussed with KPMG matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the PCAOB, and Rule 2-07, Communication with Audit Committees, of Regulation S-X. The Audit Committee has concluded that KPMG’s provision of audit and non-audit services to us and our affiliates is compatible with KPMG’s independence.

At each regularly scheduled meeting, the Audit Committee met and held discussions with management, our internal auditors and KPMG. Prior to their issuance, the Audit Committee reviewed and discussed our quarterly and annual consolidated financial statements (including the presentation of non-GAAP financial information) and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” (including significant accounting policies and judgments) with management, our internal auditors and KPMG. During 2019, management, our internal auditors and KPMG also made presentations to the Audit Committee on specific topics of interest, including: our enterprise risk assessment process; our information technology systems and controls; our federal and state income tax positions, including our tax strategy and risks; our critical accounting policies; new accounting guidance and the potential impact of new accounting pronouncements; our ethics and compliance program; risk management initiatives and financial controls associated with various acquisitions; our strategy and management of the implementation of new systems; and cyber security.

In 2017, the PCAOB adopted a requirement that, beginning in 2019, audit reports for certain companies disclose “critical audit matters,” which are commonly referred to as “CAMs”. Under the new auditing standard for the auditor’s reports, CAMs are “matters communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements; and (2) involved especially challenging, subjective, or complex auditor judgment.” The addition of critical audit matters is the first significant change to the auditor’s report in many years. In connection with the audit of our consolidated financial statements for the fiscal year ended December 31, 2019, the Audit Committee and our management had several discussions with KPMG regarding the CAMs applicable to our company. As part these discussions, the Audit Committee and management discussed with KPMG the manner in which KPMG identified the proposed critical audit matters, their consultation with their National Office regarding these critical audit matters and the description of the critical audit matters to be included in KPMG’s report.

2020 PROXY STATEMENT	61

REPORT OF THE AUDIT COMMITTEE

The Audit Committee discussed with KPMG the overall scope and plans for their audit and approved the terms of their engagement letter, including the fees and non-audit fees payable to KPMG. The Audit Committee is ultimately responsible for the amounts we pay KPMG. In 2019, the Audit Committee tasked management to negotiate a proposed fee arrangement with KPMG and present it to the Audit Committee. After a review of the proposed fee arrangement, including the projected hours and other costs, the Audit Committee approved a one year engagement letter with KPMG. The Audit Committee has also discussed with our Senior Vice President, Internal Audit, the overall scope of and plans for our internal audits. The Audit Committee met with KPMG and with our internal auditors, in each case, with and without other members of management present, to discuss the results of their respective examinations, the evaluations of our internal controls and the overall quality and integrity of our financial reporting. Additionally, the Audit Committee reviewed the performance, responsibilities, budget and staffing of our internal audit department. The Audit Committee also has established, and overseen compliance with, procedures for our receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and our employees’ confidential and anonymous submissions of concerns regarding questionable accounting or auditing matters.

The Audit Committee discussed with KPMG their independence from the Company and our management, including the matters, if any, in the written disclosures delivered pursuant to the applicable requirements of the PCAOB. The Audit Committee also reviewed our hiring policies and practices with respect to current and former employees of the independent registered public accounting firm. The Audit Committee preapproved, in accordance with its preapproval policy described above, all services provided by the independent registered public accounting firm and considered whether the provision of such services to us is compatible with maintaining their independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC.

This report is provided by the following independent directors, who comprise the Audit Committee:

JOAN L. AMBLE, Chairwoman EDDY W. HARTENSTEIN KRISTINA M. SALEN

62	2020 PROXY STATEMENT

Special Note About Forward-Looking Statements

The following cautionary statements identify important factors that could cause our actual results to differ materially from those projected in forward-looking statements made in this proxy statement and in reports and documents published by us from time to time. Any statements about our beliefs, plans, objectives, expectations, assumptions, future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “intend,” “plan,” “projection” and “outlook.” Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this proxy statement and in reports and documents published by us from time to time, including the risk factors described under “Risk Factors” in Part II, Item 1A, of our Annual Report on Form 10-K for the year ended December 31, 2019.

Among the significant factors that could cause our actual results to differ materially from those expressed in the forward-looking statements are:

•	The current coronavirus (COVID-19) crises is negatively impacting our business
•	We face substantial competition and that competition is likely to increase over time
•	If our efforts to attract and retain subscribers and listeners, or convert listeners into subscribers, are not successful, our business will be adversely affected
•	Our Pandora ad-supported business has suffered a loss of monthly active users, which may adversely affect our Pandora business
•	Privacy and data security laws and regulations may hinder our ability to market our services, sell advertising and impose legal liabilities
•	We engage in extensive marketing efforts and the continued effectiveness of those efforts are an important part of our business
•	Consumer protection laws and our failure to comply with them could damage our business
•	A substantial number of our SiriusXM service subscribers periodically cancel their subscriptions and we cannot predict how successful we will be at retaining customers
•	Our ability to profitably attract and retain subscribers to our SiriusXM service as our marketing efforts reach more price-sensitive consumers is uncertain
•	Our failure to convince advertisers of the benefits of our Pandora ad-supported service could harm our business
•	If we are unable to maintain revenue growth from our advertising products, particularly in mobile advertising, our results of operations will be adversely affected
•	If we fail to accurately predict and play music, comedy or other content that our Pandora listeners enjoy, we may fail to retain existing and attract new listeners
•	If we fail to protect the security of personal information about our customers, we could be subject to costly government enforcement actions and private litigation and our reputation could suffer
•	Interruption or failure of our information technology and communications systems could impair the delivery of our service and harm our business
•	We rely on third parties for the operation of our business, and the failure of third parties to perform could adversely affect our business
•	Our business depends in part upon the auto industry
•	Our Pandora business depends in part upon consumer electronics manufacturers
•	The market for music rights is changing and is subject to significant uncertainties
•	Our ability to offer interactive features in our Pandora services depends upon maintaining licenses with copyright owners
•	The rates we must pay for “mechanical rights” to use musical works on our Pandora service have increased substantially and these new rates may adversely affect our business

2020 PROXY STATEMENT	63

SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

•	Failure of our satellites would significantly damage our business
•	Our SiriusXM service may experience harmful interference from wireless operations
•	Failure to comply with FCC requirements could damage our business
•	Economic conditions, including advertising budgets and discretionary spending, may adversely affect our business and operating results
•	If we are unable to attract and retain qualified personnel, our business could be harmed
•	We may not realize the benefits of acquisitions or other strategic investments and initiatives, including the acquisition of Pandora
•	Our use of pre-1972 sound recordings on our Pandora service could result in additional costs
•	We may from time to time modify our business plan, and these changes could adversely affect us and our financial condition
•	We have a significant amount of indebtedness, and our debt contains certain covenants that restrict our operations
•	Our facilities could be damaged by natural catastrophes or terrorist activities
•	The unfavorable outcome of pending or future litigation could have an adverse impact on our operations and financial condition
•	Failure to protect our intellectual property or actions by third parties to enforce their intellectual property rights could substantially harm our business and operating results
•	Some of our services and technologies may use “open source” software, which may restrict how we use or distribute our services or require that we release the source code subject to those licenses
•	Rapid technological and industry changes and new entrants could adversely impact our services
•	Existing or future laws and regulations could harm our business
•	We may be exposed to liabilities that other entertainment service providers would not customarily be subject to
•	Our business and prospects depend on the strength of our brands
•	We are a “controlled company” within the meaning of the NASDAQ listing rules and, as a result, qualify for, and rely on, exemptions from certain corporate governance requirements
•	While we currently pay a quarterly cash dividend to holders of our common stock, we may change our dividend policy at any time
•	Our principal stockholder has significant influence, including over actions requiring stockholder approval, and its interests may differ from the interests of other holders of our common stock

Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any of these forward-looking statements. In addition, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement or statements to reflect events or circumstances after the date on which the statement is made, to reflect the occurrence of unanticipated events or otherwise, except as required by law. New factors emerge from time to time, and it is not possible for us to predict which will arise or to assess with any precision the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

64	2020 PROXY STATEMENT

Other Matters

Our board of directors does not intend to present, or have any reason to believe others will present, any other items of business. If other matters are properly brought before the annual meeting, the persons named in the accompanying proxy will vote the shares represented by it in accordance with the recommendation of our board of directors.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 4, 2020

This proxy statement and our annual report for the fiscal year ended December 31, 2019 are available for you to view online at www.proxyvote.com.

By Order of the Board of Directors,

Patrick L. Donnelly
Executive Vice President, General Counsel and Secretary

New York, New York
April 21, 2020

We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website, www.siriusxm.com, and click on “Reports & Filings” and then on “SEC Filings” under the “Investor Relations” heading. Copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, including financial statements and schedules thereto, are also available without charge to stockholders upon written request addressed to:

Investor Relations Sirius XM Holdings Inc. 1221 Avenue of the Americas 35th Floor New York, New York 10020

2020 PROXY STATEMENT	65

1221 AVENUE OF THE AMERICAS, 35TH FLOOR
NEW YORK, NY 10020

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 5:00 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/SIRI2020

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 5:00 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D11548-P39646	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SIRIUS XM HOLDINGS INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors				☐	☐	☐
	Nominees:
	01)	Joan L. Amble	08)	James E. Meyer
	02)	George W. Bodenheimer	09)	James F. Mooney
	03)	Mark D. Carleton	10)	Michael Rapino
	04)	Eddy W. Hartenstein	11)	Kristina M. Salen
	05)	James P. Holden	12)	Carl E. Vogel
	06)	Gregory B. Maffei	13)	David M. Zaslav
	07)	Evan D. Malone

The Board of Directors recommends you vote FOR the following proposals:									For	Against	Abstain

2.	Advisory vote to approve the named executive officers’ compensation.								☐	☐	☐

3.	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2020.								☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D11549-P39646

SIRIUS XM HOLDINGS INC.
Annual Meeting of Stockholders
June 4, 2020 8:30 AM, EDT
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Patrick L. Donnelly and Ruth A. Ziegler, and each of them, proxies, with full power of substitution, for and on behalf of the undersigned to represent the undersigned and vote, as directed and permitted herein, the undersigned’s shares of Sirius XM Holdings Inc. common stock (including any shares of common stock which the undersigned has the right to direct the proxies to vote under the Sirius XM Radio Inc. 401(k) Savings Plan) at the Annual Meeting of Stockholders of Sirius XM Holdings Inc. to be held at 8:30 AM, EDT, on Thursday, June 4, 2020, at the Meeting live via the Internet (please visit www.virtualshareholdermeeting.com/SIRI2020), and at any adjournments or postponements thereof upon all matters set forth on the reverse side hereof and, in their judgment and discretion, upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein. If this proxy is executed but no direction is given, this proxy will be voted FOR all nominees listed herein under Proposal 1 and FOR Proposals 2 and 3.

Continued and to be signed on reverse side